As filed with the Securities and Exchange Commission on January 24, 2019

Registration No. 333-229083

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

AMENDMENT NO. 1 TO
FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

______________________________

CELLECT BIOTECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

______________________________

State of Israel	2836	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

23 Hata’as Street
Kfar Saba, Israel 44425
(+972) (9) 974-1444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________

Puglisi & Associates
850 Library Avenue
Newark, Delaware 19711
(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________

Copies to:

Ronen Kantor, Esq. Giora Gutman, Esq. Doron Tikotzky Kantor Gutman & Amit Gross B.S.R. 4 Tower, 33 Floor 7 Metsada Street, Bnei Brak 5126112 Israel Tel: (+972) (3) 613-3371	Gary Emmanuel, Esq. Mark Selinger, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel: (212) 547-5400	Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 6th Avenue, 37th Floor New York, NY 10036 Tel: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Units consisting of:(5)	15,525,000	1,881.63
(i) Ordinary shares, no par value, represented by American Depositary Shares(6)	—	—
(ii) Warrants to purchase American Depositary Shares(6)	—	—
Pre-funded Units consisting of:(5)	15,478,480.36	1,875.99
(i) Pre-funded Warrants to purchase American Depositary Shares(6)	—	—
(ii) Warrants to purchase American Depositary Shares(6)	—	—
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Warrants(5)	15,525,000	1,881.63
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Pre-funded Warrants(5)	46,519.64	5.64
Total(7)	$46,575,000	$5,644.89

____________

(1)      American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-212698). Each American Depositary Share represents twenty (20) ordinary shares.

(2)      This registration statement also includes an indeterminate number of ordinary shares that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the price of additional ADSs and/or warrants to purchase ADSs that the underwriters have the option to purchase to cover over-allotments, if any. See “Underwriting.”

(4)      Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(5)      The proposed maximum aggregate offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any Pre-funded Units offered and sold in the offering, and the proposed maximum aggregate offering price of the Pre-funded Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any Units sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Units and the Pre-funded Units (including the ADSs issuable upon exercise of the Pre-funded Warrants included in the Pre-funded Units), if any, is $15,525,000.

(6)      No separate fee is required pursuant to Rule 457(i) of the Securities Act.

(7)      $1,673 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 24, 2019

Up to 4,651,964 Units (each consisting of one American Depositary Share and one Warrant to purchase one-half American Depositary Share)

and

Up to 4,651,964 Pre-funded Units (each consisting of one Pre-Funded Warrant to purchase one American Depositary Share and one Warrant to purchase one-half American Depositary Share)

American Depositary Shares Underlying the Pre-funded Warrants and
American Depositary Shares Underlying the Warrants

We are offering up to 4,651,964 Units, with each Unit consisting of (i) one American Depositary Share, or ADS, and (ii) a warrant to purchase one half ADS, or Warrant. The Warrants will have an exercise price of $             per full ADS (representing up to 125% of the public offering price per Unit to be sold in this offering) (which may be adjusted as set forth in this prospectus) will be exercisable immediately and will expire five years from the date of issuance. The Units will not be issued or certificated. The ADSs and Warrants part of a Unit are immediately separable and will be issued separately, but will be purchased together in this offering. Each ADS represents twenty ordinary shares, no par value.

We are also offering to those purchasers, if any, whose purchase of Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, up to 4,651,964 Pre-funded Units, in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or at the election of the purchaser, 9.99%) of our outstanding ordinary shares, with each Pre-funded Unit consisting of (i) a pre-funded warrant to purchase one ADS, or a Pre-funded Warrant, and (ii) one Warrant. The purchase price of each Pre-funded Unit will equal the price per unit being sold to the public in this offering, minus $0.01, and the exercise price of each Pre-funded Warrant included in the Pre-funded Unit will be $0.01 per ADS. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. The Warrants contained in the Pre-funded Units will have an exercise price of $           per full ADS (representing up to 125% of the assumed public offering price per Unit to be sold in this offering) (which may be adjusted as set forth in this prospectus) and will be exercisable immediately and will expire five years from the date of issuance. The Pre-funded Units will not be issued or certificated. The Pre-funded Warrants and the Warrants part of a Pre-funded Unit are immediately separable and will be issued separately, but will be purchased together in this offering. There can be no assurance that we will sell any of the Pre-funded Units being offered.

For each Pre-funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-funded Units sold.

The ADSs issuable from time to time upon exercise of the Warrants and the Pre-funded Warrants and the ordinary shares underlying the ADSs and ADSs issuable upon exercise of the Warrants and the Pre-funded Warrants are also being offered by this prospectus. We refer to the ADSs, the Warrants, the Pre-funded Warrants, the ADSs issued or issuable upon exercise of the Warrants and Pre-funded Warrants, and the underlying ordinary shares being offered hereby, collectively, as the securities. See “Description of the Offered Securities” for more information.

Our ADSs and our listed warrants trade on The Nasdaq Capital Market, or Nasdaq, under the symbol “APOP” and “APOPW”, respectively. On January 23, 2019, the last reported sale price of our ADSs and listed warrants on Nasdaq was $2.90 per ADS and $0.645, respectively. We have assumed a public offering price of $2.90 per Unit, the last reported sale price for our ADSs as reported on the Nasdaq on January 23, 2019, and $2.89 per Pre-funded Unit. The actual offering price per Unit or Pre-funded Unit, as the case may be, will be negotiated between us and the underwriters based on the trading of our ADSs prior to the offering, among other things, and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We do not intend to apply for listing of the Warrants or Pre-funded Warrants on any securities exchange or other nationally recognized trading system. There is no established public trading market for the Warrants or Pre-funded Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Warrants and Pre-funded Warrants will be limited.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us (before expenses)	$	$	$

(1)     We have also agreed to reimburse the underwriters for legal fees and expenses for up to $80,000. For a description of the additional compensation to be received by the underwriters, see “Underwriting” beginning on page 53 for additional information regarding the underwriter compensation.

The offering is being underwritten on a firm commitment basis. The underwriters have an option exercisable within 45 days from the date of this prospectus to purchase up to 697,795 additional ADSs and/or 348,897 Warrants to purchase up to an additional 348,897 ADSs from us at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option in full, the total underwriting discounts and commissions payable by us will be $            , and the total proceeds to us, before expenses, will be $            excluding potential proceeds from the exercise of any Warrants.

Delivery of the securities offered hereby is expected to be made on or about         , 2019.

Sole Book-Running Manager

A.G.P.

Co-Manager

Dawson James Securities, Inc.

The date of this prospectus is         , 2019.

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About This Prospectus

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The securities are not being offered in any jurisdiction where their offer or sale is not permitted. This prospectus is not an offer to sell or the solicitation of an offer to buy the securities in any circumstances under which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or when any sale of the warrants occurs. Our business, financial condition, results of operations and prospects may have changed since that date. Neither we nor the underwriters take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of the ADSs means that information contained in this prospectus is correct after the date of this prospectus.

Before you invest in the ADSs, you should read the registration statement (including the exhibits thereto) of which this prospectus forms a part.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “Cellect”, “the Company” and “our Company” refer to Cellect Biotechnology Ltd. and its wholly-owned subsidiaries. References to “ordinary shares”, “ADSs”, “warrants” and “share capital” refer to the ordinary shares, ADSs, warrants and share capital, respectively, of Cellect.

Our financial statements are prepared and presented in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless derived from our financial statements or otherwise noted, the terms “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar,” “US$,” “USD” or “$” refer to U.S. dollars, the lawful currency of the United States.

We have not taken any action to permit a public offering of the ADSs and/or Warrants outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and Warrants and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our securities and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Overview

We are an emerging biotechnology company that has developed a novel technology platform known as ApoGraft that functionally selects stem cells in order to improve the safety and efficacy of regenerative medicine and cell therapies. We aim to become the standard enabling technology for the enrichment of the stem cell population for companies developing stem cell therapies, for physicians practicing regenerative medicine and for researchers and academia engaged in cell based medicine and research.

We believe our innovative technology platform represents a potential breakthrough in the field of regenerative medicine by using functional selection of stem cells. Efficient selection enables retention of most of the stem cells from various starting bulk of cells while neutralizing harmful mature cells from this bulk of raw material. Animal models suggest that this process results in dramatic decrease of toxicity coupled with the enrichment of the stem cell population.

Our ApoGraft technology platform takes advantage of a functional characteristic of stem cells relating to apoptosis. Apoptosis is the process of programmed cell death and is a vital part of physiological development and homeostasis of all organisms. Stem cells flourish in an environment where normal cells die because their major role is reconstitution of damaged tissue. Stem cells are attracted to areas of cell death, areas typified by very high levels of apoptotic activity and apoptotic-inducing signals.

We are currently developing our first product based on our ApoGraft technology platform, the ApoTainer selection kit that utilizes FasL-coated magnetic beads. The ApoTainer selection kit is intended to be an easy to use, cost effective, off the shelf stem cell selection kit. In October 2018, we announced that we optimized the beads size, coating technology, elimination of the release of FasL into the medium, all while preserving the biological activity observed in our ongoing human clinical trial. Pre-clinical proof of concept testing of the ApoTainer has shown that the use of FasL-coated magnetic beads significantly increases the active surface allowing a dramatic increase of interactions between the selecting agent and the cells. Further, such testing showed that the outcome increases specific elimination of certain (but not all) of the non-stem cells while full preservation of the number and function of the stem and progenitor cells.

The ApoGraft technology platform is being tested for clinical use in allogeneic (using stem cells from a donor) hematopoietic stem cell transplantation, or HSCT for the treatment of hematological malignancies (blood cancers such as leukemia and lymphoma). HSCT, also known as bone marrow transplantation, has for decades been curative for many patients with hematological malignancies. Clinical trials have shown that HSCT can also be used for other non-malignant indications (such as autoimmune diseases), but is rarely used due to severe toxicity. Application of allogeneic HSCT is limited by graft-versus-host-disease, or GvHD, a condition in which the transplanted immune cells (populating the graft in much higher numbers then the stem cells) recognize the host cells and organs as foreign and attack them. GvHD does not resolve by itself and is a major cause of transplant-related morbidity and mortality. Despite improvements in the outcome of HSCT over recent years through improved supportive care, infection control and use of reduced intensity and reduced toxicity conditioning regimens, HSCT is still associated with significant morbidity and mortality mainly due to GvHD, and as such HSCT is restricted to patients with life threatening advanced diseases. Due to non-efficient selection of stem cells for HSCT, the complex and expansive laboratory process performed using technologies currently available is able to reduce toxicity only at a significant tradeoff — failure of engraftment, graft rejection, cancer reoccurrence and high costs of treatment.

We have chosen allogeneic HSCT for the treatment of hematological malignancies as our first target indication for our ApoGraft technology platform in order to clinically validate that our technology can efficiently select stem cells resulting in neutralizing harmful cells and their associated medical complications. We believe that demonstrating the safety of our technology for this indication will validate the use of our ApoGraft technology platform for the treatment of other indications (e.g., nonmalignant bone marrow failure, solid organ transplantation and auto-immune diseases) and consequently for the adoption of our ApoGraft technology platform by stem cell therapeutic companies, academia, researchers and others seeking to enrich their stem cell population. In that regard, we believe that after the first reported results of our human trials, as discussed further below, we will achieve validation of our product’s safety profile, which may result in expediting further development of our technology for multiple indications, even before marketing approval is obtained. In addition, we believe such validation of our proof of concept will provide us with the opportunity to license our ApoGraft technology platform in the near term.

We plan to bring our ApoTainer selection kits to market for HSCT as a combination product subject to the primary jurisdiction of the Center for Biologics Evaluation and Research, or CBER. The term “combination product”, when used to describe our ApoTainer selection kits, refers to a product, regulated by the FDA, which is comprised of a consumable medical device (container) with a biological activity.

In September 2017, we announced that the FDA granted orphan drug designation for ApoGraft for the prevention of acute and chronic GvHD in transplant patients. We plan in the future to apply for fast track and breakthrough technology, which, if received, would result in a reduced cost of development and expedited marketing approvals, however there is no assurance that such designations will ever be obtained.

Our development efforts to date have primarily culminated in two studies performed on human HSCT grafts. The first study was performed during 2015-2016. In this study we used small portions received under ethical committee approval from human donors to validate and optimize the process, and show robustness and repeatability of the process. More than 100 ApoGraft samples were analyzed for the different effects on the various groups of cells (stem and mature immune) as well as their functional capabilities (such as migration, colony formation and anti-cancer activity). The samples represented 5% of a graft used for transplantation into patients. The grafts were processed in vitro and in vivo (mice) allowing stem cell production for transplantation using ApoGraft. The use of the ApoGraft resulted in a significant increase in the death of certain mature immune cells, primarily unique subsets of T Lymphocytes, without compromising the quantity and quality of stem cells.

The second study, which was initiated in the first quarter of 2017, is a Phase I/II, dose escalating, 4-cohort, open label clinical trial of up to twelve patients designed to evaluate the safety, tolerability and efficacy of functionally selected donor derived mobilized peripheral blood cells that underwent our ApoGraft process and were transplanted into patients with hematological malignancies in an allogeneic hematopoietic stem cell transplantation. The primary endpoint of the study is overall incidence, frequency and severity of adverse events potentially related to ApoGraft at 180 days from transplantation. The first patient was recruited for this trial in February, 2017 and in October 2018, we announced that the first six patients finished first month follow up and all these patients have shown 100% engraftment with no procedure related adverse events and that the first three patients of the trial (cohort I) completed the 180-day study period with full safety and tolerability. We expect to report topline results from the trial in late 2019 or early 2020.

Patients who complete the Phase I/II study are given the option to enroll in a non-interventional long-term follow-up study for up to two years post-transplantation to assess incidence, grade and stage of acute GvHD and chronic GvHD, non-relapse related mortality, disease relapse/recurrence and overall survival.

We aim to commence a second human ApoGraft trial in the United States for patients with hematological malignancies in an allogeneic HSCT by the end of 2019. To this end, we plan to enter into a collaboration agreement with a leading academic institution to initiate the trial and are currently in advanced discussions with a leading academic institution. There can be no assurance that we will enter into any agreement with such institution. Previously, in May 2017, we announced that the FDA provided us with pre-Investigational New Drug (IND) meeting minutes supporting an IND submission for ApoGraft.

We are also conducting studies on mesenchymal stem cells derived from fat tissues. In October 2017, we announced positive results from a more than 20-patient trial on the use of our selection platform technology on stem cells derived from fat tissues. The study comprised samples obtained via liposuction from over 20 adult patients and was conducted in collaboration with the Plastic Surgery Department and the Microsurgery and Plastic Surgery Laboratory of the Tel-Aviv Medical Center (Ichilov Hospital). Fat-derived stem cells were treated according to our protocols and have shown that our selection platform technology led to both an expansion of cells and an improvement in their unique cell activity and attributes. The ability of those cells to create colonies and differentiate into bone was enhanced significantly after only a short incubation. In addition, in October 2018, we announced that we achieved positive results on the use of human fat derived stem cells treated with the ApoGraft process in orthopedic treatments of animals.

We expect to announce in the first half of 2019 pre-clinical results for the use of human fat derived stem cells treated with ApoGraft in orthopaedic treatments of animals. Furthermore, we plan on submitting an IND for the initiation of a Phase I/II trial of ApoGraft for anti-inflammatory and tissue engineering, such as shoulder rotator cuff tears that are common musculoskeletal injuries occurring mainly in aging populations.

Our Strategy

We have developed a novel technology platform, the ApoGraft technology platform, for the functional selection of adult stem cells. This technology is expected to improve the safety and efficacy of regenerative medicine and stem cell therapies by a cost effective method of achieving stem cells for any indication, in quality, quantity and competitive price. We aim to become the standard enabling technology for the enrichment of stem cells and manufacturing of any adult stem cells based products for companies developing stem cell therapies and for researchers and academia engaged in adult stem cell research.

Key elements of our strategy to accomplish this objective include the following:

•        Achieve relatively quick validation of the use of our ApoGraft technology platform in a clinical setting. We have chosen allogeneic HSCT for the treatment of hematological malignancies as our first target indication for our ApoGraft technology platform in order to clinically validate that our technology can efficiently select stem cells while eliminating harmful cells and consequently the medical complications such as GvHD. We believe hematopoietic cells transplantation to patients undergoing allogeneic HSCT can be dramatically improved. Based on our ApoGraft technology platform, we are currently developing the ApoTainer selection kit, an off the shelf stem cell selection kit, which we believe may significantly improve the therapeutic potential of allogeneic HSCT by addressing major complications that currently contribute to the high morbidity and mortality of the procedure. We believe that the concomitant reduction of toxicity of allogeneic HSCT will allow clinicians to undertake HSCT earlier in the blood cancer treatment routine. Typically, combination products are expected to obtain relatively quicker validation from the FDA and the EMA when compared to pharmaceutical/ biological products. Based on our initial consultations with our U.S. and European regulatory consultants, we believe that we might only need to successfully complete a single pivotal study with a relatively small number of patients to obtain marketing approval of our ApoTainer selection kit for allogeneic HSCT. We believe such a study can be completed in approximately two to three years. However, there is no guarantee that the proposed pathway will be approved by the FDA or EMA, or that validation will occur as quickly as we hope, if at all. In addition, we believe that our product may achieve “breakthrough” designation with the FDA, enabling a fast track review and approval process by the FDA however there is no assurance that such designations will ever be obtained. Typically, the validation process for regular clinical development for standard cell therapy can take between eight and ten years. In comparison to the typical validation process timeline, we believe our technology platform may complete the validation process relatively quickly.

•        Leverage our scientific, clinical and regulatory expertise to build and advance our ApoGraft technology platform beyond the allogeneic HSCT setting. Based on the validation of our ApoTainer selection kit for clinical use in the allogeneic HSCT setting, we intend to test the kit for other indications such as nonmalignant failures of the bone marrow (i.e. aplastic anemia ), solid organ transplantation and auto-immune system disorders (such as Type 1 diabetes, Crohn’s disease, psoriasis and lupus). We also intend to develop our ApoGraft technology platform for other sources of stem cells (e.g., cord blood and fat) and other types of stem cells — most notably mesenchymal and neural. We believe that by expanding the various applications, sources and types of stem cells that can be used with our technology, we will establish broad use of our ApoGraft technology platform.

•        Build a diversified product portfolio. Beginning with the development of our ApoTainer selection kit as a combination product or medical device, which we believe will shorten the time to market, we intend to expand our product development and build a diversified product portfolio of ApoGraft based products for a broad spectrum of market segments, up to and including all production and research processes for stem cell based products. The pipeline of products is designed to address different markets beyond the clinical use such as products for research purposes and tools for manufacturing facilities for cell therapies and especially adult stem cells.

•        Selectively engage in strategic partnerships that establish our ApoGraft technology platform as the standard enabling technology for the enrichment of the stem cell population. We ultimately seek to collaborate with other companies engaged in developing stem cell therapies. By incorporating our ApoGraft technology into their manufacturing process we will be able to significantly reduce their cost of manufacturing while improving the end products. As we believe our ApoGraft technology will significantly increase the yields of the first step of manufacturing (harvesting the stem cells) from any source of stem cells (i.e. blood, bone marrow, fat) and will result in a more purified bulk of stem cells, the next steps needed to reach the final products will be shorter, more efficient, less costly and result in a better product. In May 2018, we incorporated a US subsidiary and hired Andrew Sabatier as its Chief Business Officer to lead the business development activities from the US.

In the short term, we are currently focused on achieving the following critical milestones:

•        Pathway to first-in-human proof of concept: We are currently enrolling patients to a Phase I/II study performed on cancer patients undergoing matched related allogeneic HSCT. This Phase I/II trial was approved by the Israeli Ministry of Health and is being conducted at the Rambam Medical Center and Hadassah Medical Center.

•        Pathway to product prototype: We are engaged in developing prototypes of our ApoTainer selection kit. We demonstrated a proof of concept for the binding of the apoptotic protein to a polymer while preserving the protein’s apoptotic activity. We tested a number of polymers and binding methods and selected the one best suited for manufacturing the stem cell selection kits.

•        Patent portfolio enhancement: We are currently expanding our patent coverage from our current nine patent families and are applying for additional patents. By applying for additional patents for inventions created during development, we actively seek to widen and strengthen our patent portfolio. In addition, we are seeking relevant patents available for in licensing.

In the long term, we are focused on leveraging our key assets, including our intellectual property, our development team and our facilities, to advance our technologies and are pursuing strategic collaborations with members of academia and industry.

Regenerative Medicine and Cell Therapy

Our business focus is the development of technologies for the functional selection of stem cells in the field of regenerative medicine. According to Mason & Dunnill in Regenerative Medicine (2008, 3(1), 1-5), regenerative medicine is the process of replacing or regenerating human cells, tissues or organs to restore or establish normal function. Cell therapy as applied to regenerative medicine holds the promise of regenerating damaged tissues and organs in the body by rejuvenating damaged tissue and by stimulating the body’s own repair mechanisms to heal previously irreparable tissues and organs.

Medical cell therapies are classified into two types: allogeneic (cells from a donor) or autologous (cells from one’s own body), with each offering its own distinct advantages. Allogeneic cells are beneficial when the patient’s own cells, whether due to disease or degeneration, are not as viable as those from a healthy donor. The use of healthy donors’ stem cells is severely limited by the accompanied immune cells of the donor which may attack cells or organs of the transplanted patient. This rejection is limited to adult cells with stem cells generally evading such rejection. Separation of the immune rejection causing cells from the stem cells is therefore the bottle neck of all allogeneic stem cell based therapies.

Regenerative medicine can be categorized into major subfields as follows:

•        Cell Therapy. Cell therapy involves the use of cells, whether derived from adults, children or embryos, healthy donors or patients, from various parts of the body, for the treatment of diseases or injuries. Therapeutic applications may include cancer vaccines, cell based immune-therapies, arthritis, heart disease, diabetes, Parkinson’s and Alzheimer’s diseases, vision impairments, orthopedic diseases and brain or spinal cord injuries. This subfield also includes the development of growth factors and sera and natural reagents that promote and guide cell development.

•        Tissue Engineering. This subfield involves using a combination of cells with biomaterials (also called “scaffolds”) to generate partially or fully functional tissues and organs, or using a mixture of technology in a bioprinting process. Some natural materials, like collagen, can be used as biomaterial, but advances in materials science have resulted in a variety of synthetic polymers with attributes that would make them uniquely attractive for certain applications. Therapeutic applications may include heart patch, bone re-growth, wound repair, replacement neo-urinary conduits, saphenous arterial grafts, inter-vertebral disc and spinal cord repair.

•        Diagnostics and Lab Services. This subfield involves the production and derivation of cell lines that may be used for the development of drugs and treatments for diseases or genetic defects. This sector also includes companies developing devices that are designed and optimized for regenerative medicine techniques, such as specialized catheters for the delivery of cells, tools for the extraction of stem cells and cell-based diagnostic tools.

All living complex organisms start as a single cell that replicates, differentiates (into various tissues and organs) and perpetuates in an adult through its lifetime. Cell therapy is aimed at tapping into the power of cells to treat disease, regenerate damaged or aged tissue and provide functional as well as esthetic/cosmetic applications. The most common type of cell therapy has been the replacement of mature, functioning cells such as through blood and platelet transfusions. Since the 1970s, bone marrow and then blood and umbilical cord-derived stem cells have been used to restore immune system cells mainly after chemotherapy and radiation used to treat many cancers. These types of cell therapies have been approved for use world-wide and are typically reimbursed by insurance.

Over the past number of years, cell therapies have been in clinical development to attempt to treat an array of human diseases. The use of autologous (self-derived) cells to create vaccines directed against tumor cells in the body has been demonstrated to be effective and safe in clinical trials. Dendreon Corporation’s Provenge therapy for prostate cancer received FDA approval in early 2010. Researchers around the globe are evaluating the effectiveness of cell therapy as a form of replacement or regeneration of cells for the treatment of numerous organ diseases or injuries, including those of the brain and spinal cord. Cell therapies are also being evaluated for safety and effectiveness to treat heart disease, autoimmune diseases such as diabetes, inflammatory bowel disease and bone diseases. While no assurances can be given regarding future medical developments, we believe that the field of cell therapy is a subset of biotechnology that holds promise to improve human health, help eliminate disease and minimize or ameliorate the pain and suffering from many common degenerative diseases relating to aging.

Risk Factors

Our business is subject to numerous risks, as more fully described in the section titled “Risk Factors” immediately following this prospectus summary. You should read and carefully consider these risks and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our securities. In particular, such risks include, but are not limited to, the following:

•        We have a history of losses and can provide no assurance of our future operating results;

•        We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts;

•        Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates;

•        Our product development program is based on a novel functional stem cell selection technology platform and is inherently risky;

•        Our ApoGraft technology platform is in an early stage of discovery and development, and we may fail to develop any commercially acceptable or profitable products;

•        If the FDA classifies our ApoTainer selection kits as a drug, biologic or a combination product subject to the primary jurisdiction of the Center for Drug Evaluation and Research or Center for Biologics Evaluation and Research, we may not be able to obtain the necessary approval to market our ApoTainer selection kits or other products based on our ApoGraft technology platform in a timely manner or at all. Even if we do obtain approval, the cost and delay could materially adversely affect our financial condition, results of operations and cash flows;

•        Future results released from our ongoing open-label Phase I/II clinical trial may differ materially from interim or pre-clinical trial results;

•        Clinical trials necessary to demonstrate proof of concept of the ApoGraft technology platform and support approval for our ApoTainer selection kits or any future products are expensive and could require the enrollment of large numbers of suitable patients, who could be difficult to identify and recruit. Delays or failures in any necessary clinical trials could prevent us from commercializing our ApoGraft technology platform and ApoTainer selection kits or any future product and could adversely affect our business, operating results and prospects;

•        The results of our clinical trials may not support our product candidate claims or any additional claims we may seek for our products and our clinical trials may result in the discovery of adverse side effects;

•        We might be unable to develop product candidates that will achieve commercial success in a timely and cost-effective manner, or ever;

•        Disruptions in our supply chain could delay the commercial launch of our product candidates;

•        We may encounter difficulties in managing our growth. Failure to manage our growth effectively will have a material adverse effect on our business, results of operations and financial condition;

•        Our U.S. shareholders may suffer adverse tax consequences if we are characterized as a passive foreign investment company, or PFIC.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the JOBS Act. For as long as we are deemed an emerging growth company, we are permitted to and intend to take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies, including:

•        an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and

•        an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act, which such fifth anniversary will occur on August 3, 2021. However, if certain events occur prior to the end of such five year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

Implications of being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to “foreign private issuers,” and under those requirements we will file reports with the SEC. As a foreign private issuer, we will not be subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. We also present financial statements pursuant to IFRS instead of pursuant to U.S. generally accepted accounting principles. Furthermore, we are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted, and follow certain home country corporate governance practices instead of those otherwise required under the listing rules of The Nasdaq Capital Market, or Nasdaq, for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.

Our Corporate Information

Our legal and commercial name is Cellect Biotechnology Ltd. We were established as a private company limited by shares under the laws of the State of Israel on August 4, 1986, under the name Montiger Ltd. Between 1986 and 2013, we underwent several name changes, most recently on August 28, 2013, when we changed our name from T.R.F. Capital Ltd. to Cellect Biomed Ltd. On May 16, 2016, we obtained shareholder approval to change our name to Cellect Biotechnology Ltd. We formally changed our name to Cellect Biotechnology Ltd. on July 21, 2016. On July 29, 2016, our ADSs and listed warrants, commenced trading on The Nasdaq Capital Market under the symbols “APOP” and “APOPW”, respectively. From 1990 to September 3, 2017, our shares were traded on the Tel Aviv Stock Exchange.

From October 25, 2012 until July 1, 2013, we did not have any business operations, excluding administrative management. On June 30, 2013, a general meeting of our shareholders approved our merger by way of share exchange with Cellect Biotherapeutics. As a result of the merger, which closed on July 1, 2013, Cellect Biotherapeutics became a fully owned subsidiary and we issued to shareholders of Cellect Biotherapeutics 44,887,373 ordinary shares, options (Series 1) exercisable for 227,358 ordinary shares, and options (Series 2) exercisable for 341,037 ordinary shares (all of such 341,037 options were subsequently exercised into ordinary shares), which constituted approximately 85% of our then outstanding share capital and 85% of our then outstanding share capital on a fully diluted basis.

Cellect Biotherapeutics was established as a private company limited by shares under the State of Israel on June 9, 2011 for the purpose of developing novel and unique technologies that allow the functional selection of stem cells through the substantial reduction of the complications that exist today in acceptable selection methods and increasing the chances of success of stem cell therapies.

Our principal offices are located at 23 HaTa’as St., Kfar Saba, Israel 44425, and our telephone number is +972-9-974-1444. Our primary internet address is www.cellect.co. None of the information on our website is incorporated by reference herein. Puglisi & Associates is our agent for service of process in the United States, and its address is 850 Library Avenue, Newark, Delaware 19711.

THE OFFERING

Units offered by us

We are offering up to 4,651,964 Units. Each Unit will consist of (i) one American Depositary Share, or ADS, and (ii) a warrant to purchase one-half ADS, or Warrant. The Units will not be issued or certificated and the ADSs and the Warrants part of such Units are immediately separable and will be issued separately, but will be purchased together in this offering.

Pre-funded Units offered by us

We are also offering to those purchasers, if any, whose purchase of Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, up to 4,651,964 Pre-funded Units, in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding ordinary shares.

Each Pre-funded Unit will consist of (i) a pre-funded warrant to purchase one ADS, or a Pre-funded Warrant, and (ii) and one Warrant. The purchase price of each Pre-funded Unit will equal the price per Unit being sold to the public in this offering, minus $0.01, and the exercise price of each Pre-funded Warrant included in the Pre-funded Unit will be $0.01 per share.

For each Pre-funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-funded Units sold.

The Pre-funded Units will not be issued or certificated, and the Pre-funded Warrants and the Warrants part of such Pre-funded Units are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of ADSs issuable upon exercise of the Pre-funded Warrants and the Warrants part of the Pre-funded Units and the ordinary shares underlying the ADSs and ADSs issuable upon exercise of the Warrants and the Pre-funded Warrants.

The Warrants

Each Warrant will have an exercise price of $             per full ADS (representing up to 125% of the public offering price per Unit to be sold in this offering), will be immediately exercisable and will expire five years from the date of issuance. To better understand the terms of the Warrants, you should carefully read the “Description of the Offered Securities” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Pre-funded Warrants

Each Pre-funded Warrant will be immediately exercisable and may be exercised at any time exercisable until exercised in full. To better understand the terms of the Pre-funded Warrants, you should carefully read the “Description of the Offered Securities” section of this prospectus. You should also read the form of Pre-funded Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Option to purchase additional securities

The underwriters have an option to purchase up to 697,795 additional ADSs and/or Warrants to purchase up to an additional 348,897 ADSs from us at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this option at any time and from time to time within 45 days from the date of this prospectus.

Total ordinary shares outstanding immediately before this offering	130,414,799 ordinary shares outstanding (which excludes 2,641,693 shares held in treasury).
Total ordinary shares outstanding immediately after this offering

223,454,082 ordinary shares, assuming no sale of any Pre-funded Units (or 237,409,975 ordinary shares if the underwriter exercises in full its option to purchase additional ADSs) and assuming none of the Warrants issued in this offering are exercised.

Offering Price

The assumed offering price is $2.90 per Unit, the last reported sales price of our ADSs on the Nasdaq Capital Market on January 23, 2019, and $2.89 per Pre-funded Unit. The actual offering price per each Unit and Pre-funded Unit will be negotiated between us and the underwriters based on the trading of our ADSs prior to the offering, among other things, and may be at a discount to the current market price.

Use of proceeds

We estimate the net proceeds from this offering will be approximately $12.1 million, based upon an assumed public offering price of $2.90 per Unit, the last reported sales price of our ADSs on the Nasdaq Capital Market on January 23, 2019, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of Pre-funded Units and excluding any proceeds from the exercise of Warrants. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development, clinical trials and general and administrative expenses. See “Use of Proceeds” on page 38 of this prospectus.

Risk factors

Before deciding to invest in our securities, you should carefully consider the risks related to our business, the offering and our securities, and our location in Israel. See “Risk Factors” and other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Dividend Policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”
Listings

Our ADSs and our listed warrants are listed on the Nasdaq Capital Market under the symbols “APOP” and “APOPW”, respectively. We do not intend to apply for listing of the Warrants or Pre-funded Warrants on any securities exchange or other nationally recognized trading system. There is no established public trading market for the Warrants or Pre-funded Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Warrants or Pre-funded Warrants will be limited.

Depositary	The Bank of New York Mellon.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 130,414,799 ordinary shares outstanding as of January 23, 2019, and excludes:

•        2,641,693 ordinary shares held in treasury;

•        13,014,146 ordinary shares issuable upon the exercise of 13,014,146 options at a weighted average exercise price of NIS 1.18 ($0.32) per share issuable under the Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme, or the 2014 Cellect Option Plan, and an additional 1,548,784 ordinary shares reserved for future issuance under our 2014 Cellect Option Plan;

•        20,700,420 ordinary shares underlying 1,035,020 ADSs issuable upon exercise of the investor warrants at an exercise price of $7.50 issued in our U.S. initial public offering;

•        321,020 ordinary shares underlying 16,051 ADSs issuable upon exercise of representative’s warrants at an exercise price of $8.775 issued in our U.S. initial public offering;

•        5,333,340 ordinary shares underlying 266,667 ADSs issuable upon exercise of the investor warrants at an exercise price of $12.00 per ADS issued in our private placement in January 2018;

•        484,840 ordinary shares underlying 24,242 ADSs issuable upon exercise of placement agent warrants at an exercise price of $10.31 per ADS issued in connection with our private placement in January 2018; and

•        90,000 ordinary shares underlying 4,500 ADSs issuable upon the exercise of warrants, at an exercise price of $4.803 per ADS issued in December 2018; and

•        46,519,642 ordinary shares underlying 2,325,982 ADSs issuable upon the exercise of the Warrants, at an exercise price of $             per share, offered hereby in this offering.

Unless otherwise stated, all information in this prospectus assumes (i) no exercise of the outstanding options or warrants into ordinary shares or ADSs as described above, (ii) no exercise of the underwriter’s option to purchase additional securities, and (iii) no sale of Pre-funded Units.

Summary Financial Data

The following tables summarize our financial data. We have derived the summary statements of comprehensive loss data for the years ended 2017, 2016 and 2015 and the statement of financial position as of December 31, 2016 and 2015 from our audited financial statements incorporated by reference herein. The summary financial statement data as of September 30, 2018 and for the nine months ended September 30, 2018 are derived from our unaudited interim financial statements that are also incorporated by reference herein. In the opinion of management, these unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial position and operating results for these periods. Results from interim periods are not necessarily indicative of results that may be expected for the entire year.

Our historical results are not necessarily indicative of the results that may be expected in the future. Our consolidated financial statements incorporated by reference herein were prepared in accordance with IFRS, as issued by the International Accounting Standards Board.

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes incorporated by reference herein.

Statement of comprehensive loss data(1)

				Convenience translation Year ended December 31,
	Year ended December 31,				Nine months ended September 30, (Unaudited)
	2015	2016	2017	2017	2018	2018
	N I S In Thousands except shares and share data			U.S. dollars in thousands(2)	NIS in thousands	Convenience translation into USD in thousands(2)
Research and development expenses	5,893	8,256	11,503	3,318	9,473	2,612
General and administrative expenses	4,204	7,968	12,930	3,729	11,001	3,033
Other Income	—	(280)	—	—	—	—
Total operating expenses	10,097	15,944	24,433	7,047	20,474	5,645
Operating loss	10,097	15,944	24,433	7,047	20,474	5,645
Financial income	(4)	(660)	(101)	(29)	(4,128)	(1,138)
Financial expenses	79	33	3,892	1,123	16	4
Net loss	10,172	15,317	28,224	8,141	16,362	4,511
Total Comprehensive loss	10,172	15,317	28,224	8,141	16,362	4,511
Loss per share
Basic and diluted loss per share	0.137	0.168	0.252	0.073	0.127	0.035
Weighted average number of shares outstanding used to compute basic and diluted loss per share(1)	74,475,109	91,128,516	111,968,663	111,968,663	129,139,278	129,139,278

Statement of financial position

			Convenience translation (Note 2d) December 31,
	December 31,			Nine months ended September 30, (Unaudited)
	2016	2017	2017	2018	2018
	N I S In Thousands		U.S. dollars in thousands(2)	NIS in thousands	Convenience translation into USD in thousands(2)
Cash and cash equivalents	6,279	13,734	3,961	23,385	6,447
Sort term deposits	19,660	—	—	—	—
Marketable securities	4,997	13,999	4,038	—	—
Other receivables	1,461	818	236	593	164
Restricted cash	140	305	88	333	92
Other long term receivables	—	173	50	142	39
Property, plant and equipment	1,373	1,344	388	1,661	458
Total assets	33,910	30,373	8,761	26,114	7,200
Trade payable	1,401	1,703	491	1,283	354
Other payables	2,084	2,396	691	2,120	584
Traded Warrants to ADS	1,938	7,422	2,141	6,327	1,745
Total liabilities	5,423	11,521	3,323	9,730	2,683
Total shareholders’ equity	28,487	18,852	5,438	16,384	4,517

____________

(1)      Data on diluted loss per share were not presented in the financial statements because the effect of the exercise of the options and warrants is anti-dilutive.

(2)      Calculated using the exchange rate reported by the Bank of Israel for December 31, 2017 at the rate of one U.S. dollar per NIS 3.467 and for September 30, 2018 at the rate of one U.S. dollar per NIS 3.627.

We prepare our financial statements in NIS. This prospectus contains conversions of NIS amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, for the purposes of the presentation of financial data for the period ended on September 30, 2018, all conversions from NIS to U.S. dollars and from U.S. dollars to NIS were made at a rate of 3.627 NIS to $1.00 U.S. dollar, the daily representative rate in effect as of September 30, 2018. In addition, unless otherwise noted, for the purposes of annual financial data for the period ended on December 31, 2017, all conversions from NIS to U.S. dollars and from U.S. dollars to NIS were made at a rate of NIS 3.467 to $1.00 U.S. dollar, the daily representative rate in effect as of December 31, 2017. No representation is made that the NIS amounts referred to in this prospectus could have been or could be converted into U.S. dollars at any particular rate or at all.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 20-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Financial Position and Capital Requirements

We are an early stage company with a limited operating history.

Our wholly-owned subsidiary commenced operations developing our functional stem cell selection ApoGraft technology in 2011. As such, we have a limited operating history and our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including a lack of operating history. We cannot be certain that our business strategy will be successful or that we will be solvent at any particular time. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any company. If we fail to address any of these risks or difficulties adequately, our business will likely suffer. Because of the numerous risks and uncertainties associated with developing and commercializing our ApoGraft technology platform, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our securities. An investor in our securities must carefully consider the substantial challenges, risks and uncertainties inherent in the attempted development and commercialization of procedures and products in the medical, cell therapy, biotechnology and biopharmaceutical industries. We may never successfully commercialize ApoGraft , and our business may fail.

We have a history of losses and can provide no assurance of our future operating results.

Since 2011, we have been focused on research and development activities with a view to developing our ApoGraft technology platform. We have financed our operations primarily through the sale of equity securities (both in private placements and in public offerings on the TASE and also on the Nasdaq) and have incurred losses in each year since our inception. We have historically incurred substantial net losses, including net losses of approximately NIS 28.2 million ($8.1 million) in 2017, NIS 15.3 million ($4.0 million) in 2016, and NIS 10.2 million ($2.6 million) in 2015 and NIS 16.3 ($4.5) million for the nine months ended 2018. As of September 30, 2018, we had an accumulated deficit of approximately NIS 80.3 million ($22.1 million). We do not know whether or when we will become profitable. To date, we have not commercialized our technology or generated any revenues and accordingly we do not have a revenue stream to support our cost structure. Our losses have resulted principally from costs incurred in development and discovery activities. The opinion of our independent registered public accounting firm on our audited financial statements as of and for the year ended December 31, 2017 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we:

•        initiate and manage preclinical development and clinical trials for our ApoGraft technology platform and ApoTainer kit;

•        implement internal systems and infrastructures;

•        seek to license additional technologies to develop;

•        hire management and other personnel; and

•        move towards commercialization.

Even if this offering closes, we will need significant additional capital, which we may be unable to obtain. If we are unable to raise capital, we will be forced to reduce or eliminate our operations.

As of September 30, 2018, we had approximately NIS 23.4 million ($6.4 million) in cash and cash equivalents, a working capital of NIS 20.5 million ($5.6 million) and an accumulated deficit of NIS 80.3 million ($22.1 million). Based on our cash balances as of the date of this prospectus, our management is of the opinion that without fund raising we have sufficient capital to finance our operations for up to seven months. Even if this offering closes, we will need to raise significant additional capital and if we are unable to obtain additional sufficient financing, we will be forced to reduce the scope of, or eliminate our operations which would have a materially adverse effect on our business and results of operations.

Since our inception, most of our resources have been dedicated to the development of ApoGraft. In particular, we have expended and believe that we will continue to expend significant operating and capital expenditures for the foreseeable future developing our ApoGraft technology platform and our ApoTainer collection kits. These expenditures will include, but are not limited to, costs associated with research and development, manufacturing, conducting preclinical experiments and clinical trials, contracting manufacturing organizations, hiring additional management and other personnel and obtaining regulatory approvals, as well as commercializing any products approved for sale. Furthermore, we expect to incur additional costs associated with operating as a public company in the United States. Because the outcome of our planned and anticipated clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our ApoGraft technology platform, our ApoTainer collection kits and any other future product. In addition, other unanticipated costs may arise. As a result of these and other factors currently unknown to us, we require substantial, additional funds through public or private equity or debt financings or other sources, such as strategic partnerships and alliances and licensing arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. A failure to fund these activities may harm our growth strategy, competitive position, quality compliance and financial condition.

Our future capital requirements depend on many factors, including:

•        the number and characteristics of products we develop from our ApoGraft technology platform;

•        the scope, progress, results and costs of researching and developing our ApoGraft technology platform and any future products, and conducting preclinical and clinical trials;

•        the timing of, and the costs involved in, obtaining regulatory approvals;

•        the cost of commercialization activities if any products are approved for sale, including marketing, sales and distribution costs;

•        the cost of manufacturing any future product we successfully commercialize;

•        our ability to establish and maintain strategic partnerships, licensing, supply or other arrangements and the financial terms of such agreements;

•        the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

•        the costs of in-licensing further patents and technologies;

•        the cost of development of in-licensed technologies;

•        the timing, receipt and amount of sales of, or royalties on, any future products;

•        the expenses needed to attract and retain skilled personnel; and

•        any product liability or other lawsuits related to any future products.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate preclinical studies, clinical trials or other research and development activities for our ApoGraft technology platform or delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our ApoGraft technology platform, our ApoTainer collection kits or any future products.

We will need additional capital in the future. Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Regardless of the success of this offering, we will require additional capital in the future. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing shareholders will be diluted, and the terms may include liquidation or other preferences that adversely affect shareholder rights and may cause the market price of our shares to decline. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or any products, or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

Risks Related to Product Development and Regulatory Approval

Our product development program is based on a novel functional stem cell selection technology platform and is inherently risky.

We are subject to the risks of failure inherent in the development of products based on new technologies. The novel nature of our ApoGraft technology platform creates significant challenges in regard to product development and optimization, manufacturing, government regulation, third-party reimbursement, and market acceptance, which makes it difficult to predict the time and cost of any product development and subsequently obtaining regulatory approval. These challenges may prevent us from developing and commercializing products on a timely or profitable basis or at all.

Our ApoGraft technology platform is in an early stage of discovery and development, and we may fail to develop any commercially acceptable or profitable products.

We are concentrating our efforts on developing our first line of products, our ApoTainer collection kits, which is based on our ApoGraft technology platform, to improve the safety and efficacy of allogeneic HSCT. To date, we have only begun to conduct clinical trials. As such, we have yet to develop any products that have been approved for marketing, and our future success depends on the successful proof of concept of the ApoGraft technology platform and development of our ApoTainer selection kits for HSCT. There can be no assurance that any development problems we experience in the future related to our technology platform will not cause significant delays or unanticipated costs, or that such development problems can be solved. We may also experience delays in developing a sustainable, reproducible and scalable manufacturing process or transferring that process to commercial partners, which may prevent us from completing our clinical trials or commercializing the ApoGraft technology platform and our ApoTainer selection kits on a timely or profitable basis, if at all. Our ApoTainer selection kits are not expected to be commercially available for several years, if at all.

If the FDA classifies our ApoTainer selection kits as a drug, biologic or a combination product subject to the primary jurisdiction of the Center for Drug Evaluation and Research or Center for Biologics Evaluation and Research, we may not be able to obtain the necessary approval to market our ApoTainer selection kits or other products based on our ApoGraft technology platform in a timely manner or at all. Even if we do obtain approval, the cost and delay could materially adversely affect our financial condition, results of operations and cash flows.

We plan to bring our ApoTainer selection kits to market for HSCT as a combination product subject to the primary jurisdiction of Center for Biologics Evaluation and Research, or CBER. The classification of our ApoTainer selection kits by the FDA as a drug, a medical device or a combination product depends upon, among other things, the regulatory definition of a drug and a device, their primary mode of action and the indications for use or product claims. Based on informal discussions with the FDA concerning our regulatory plans, we believe the FDA will classify our ApoTainer selection kits as a combination product subject to the primary jurisdiction of the CBER. Accordingly, we expect the approval process of our ApoTainer selection kits to be more burdensome and lengthy than if our ApoTainer selection kits were classified as a combination product subject to the primary jurisdiction of the Center for Devices and Radiological Health. The cost and delay in the approval process could materially adversely affect our financial condition and results of operations and cash flows.

Future results released from our ongoing open-label Phase I/II clinical trial may differ materially from interim or pre-clinical trial results.

Clinical trials are inherently risky and may reveal that our ApoGraft platform technology is ineffective or has unanticipated interactions that may significantly decrease trial success. Our pre-clinical trial results and our interim results of our ongoing Phase I/II clinical trial of ApoGraft or any other interim results may differ materially from final results and do not necessarily predict favorable final results.

We may face numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent commercialization of our ApoGraft platform technology and ApoTainer selection kits or any future product. These clinical trials could be affected by negative or inconclusive trial results, unexpected delays, unanticipated patient drop-out rates or adverse side effects and future actions by regulatory authorities or additional expenses.

Clinical trials necessary to demonstrate proof of concept of the ApoGraft technology platform and support approval for our ApoTainer selection kits or any future products are expensive and could require the enrollment of large numbers of suitable patients, who could be difficult to identify and recruit. Delays or failures in any necessary clinical trials could prevent us from commercializing our ApoGraft technology platform and ApoTainer selection kits or any future product and could adversely affect our business, operating results and prospects.

Initiating and completing clinical trials necessary to demonstrate proof of concept of the ApoGraft technology platform and support approval for our ApoTainer selection kits or any future products that we may develop, or additional safety and efficacy data that the FDA may require for any new specific indications of our technology that we may seek, are time consuming and expensive with an uncertain outcome.

Conducting successful clinical trials could require the enrollment of large numbers of patients, and suitable patients could be difficult to identify and recruit. To date, we have experienced delays in our ongoing Phase I/II clinical study largely related to slower than expected recruitment. Patient enrollment in clinical trials and completion of patient participation and follow-up depends on many factors, including the size of the patient population, the nature of the trial protocol, the attractiveness of, or the discomforts and risks associated with, the treatments received by enrolled subjects, the availability of appropriate clinical trial investigators and support staff, the proximity to clinical sites of patients that are able to comply with the eligibility and exclusion criteria for participation in the clinical trial, and patient compliance. For example, patients could be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures or follow-up to assess the safety and effectiveness of our product candidates or if they determine that the treatments received under the trial protocols are not attractive or involve unacceptable risks or discomforts. In addition, patients participating in clinical trials may die before completion of the trial or suffer adverse medical events unrelated to our product candidates.

Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy will be required and we may not adequately develop such protocols to support clearance or approval. Further, the FDA could require us to submit data on a greater number of patients than we originally anticipated and/or for a longer follow-up period or change the data collection requirements or data analysis applicable to our clinical trials. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial could cause an increase in costs and delays in the approval and attempted commercialization of our product candidates or result in the failure of the clinical trial. Such increased costs and delays or failures could adversely affect our business, operating results and prospects.

The results of our clinical trials may not support our product candidate claims or any additional claims we may seek for our products and our clinical trials may result in the discovery of adverse side effects.

Even if any clinical trial that we need to undertake is completed as planned, we cannot be certain that its results will support our product candidate claims or any new indications that we may seek for our products or that the FDA or foreign authorities will agree with our conclusions regarding the results of those trials. The clinical trial process may fail to demonstrate that our products or a product candidate is safe and effective for the proposed indicated use, which could cause us to stop seeking additional clearances or approvals for our ApoTainer selection kits, abandon our ApoGraft technology platform or delay development of other product candidates. Any delay or termination of our clinical trials will delay the filing of our regulatory submissions and, ultimately, our ability to commercialize a product candidate. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

We might be unable to develop product candidates that will achieve commercial success in a timely and cost-effective manner, or ever.

Even if regulatory authorities approve our ApoTainer selection kits or any other product we develop, they may not be commercially successful. Our ApoTainer selection kits or any other product we develop may not be commercially successful because government agencies and other third-party payors may not cover the product or the coverage may be too limited to be commercially successful; physicians, researchers and others may not use or recommend our products, even following regulatory approval. A product approval, assuming one issues, may limit the uses for which the product may be distributed thereby adversely affecting the commercial viability of the product. Our expenses could increase beyond expectations if we are required by the FDA, the European Medicines Agency, or the EMA, or other regulatory agencies, domestic or foreign, to change our manufacturing processes or assays, or to perform clinical, nonclinical, or other types of studies in addition to those that we currently anticipate. Third parties may develop superior products or have proprietary rights that preclude us from marketing our products. We also expect that at least some of our product candidates will be expensive, if approved. Demand for any ApoTainer selection kits or any other product we develop for which we obtain regulatory approval or license will depend largely on many factors, including but not limited to the extent, if any, of reimbursement of costs by government agencies and other third-party payors, pricing, the effectiveness of our marketing and distribution efforts, the safety and effectiveness of alternative products, and the prevalence and severity of side effects associated with our products. If physicians, government agencies and other third-party payors do not accept our products, we will not be able to generate significant revenue.

If we fail to obtain regulatory approval in jurisdictions outside the United States, we will not be able to market our products in those jurisdictions.

We intend to seek regulatory approval for our ApoTainer selection kits in a number of countries outside of the United States and expect that these countries will be important markets for our products, if approved. Marketing our products in these countries will require separate regulatory approvals in each market and compliance with numerous and varying regulatory requirements. The regulations that apply to the conduct of clinical trials and approval procedures vary from country to country and may require additional testing. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any foreign market.

If we fail to obtain or maintain orphan exclusivity for our products we will have to rely on our data and marketing exclusivity, if any, and on our intellectual property rights, which may reduce the length of time that we can prevent competitors from selling generic versions of our products.

In September 2017, we announced that the FDA granted orphan drug designation for ApoGraft for the prevention of acute and chronic GvHD in transplant patients. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, defined, in part, as a patient population of fewer than 200,000 in the U.S.

In the U.S., the company that first obtains FDA approval for a designated orphan drug for the specified rare disease or condition receives orphan drug marketing exclusivity for that drug for a period of seven years. This orphan drug exclusivity prevents the FDA from approving another application, including a full New Drug Application, or NDA, to market the same drug for the same orphan indication, except in very limited circumstances. A designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. In addition, orphan drug exclusive marketing rights in the U.S. may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

The EMA grants orphan drug designation to promote the development of products that may offer therapeutic benefits for life-threatening or chronically debilitating conditions affecting not more than five in 10,000 people in the E.U. Orphan drug designation from the EMA provides ten years of marketing exclusivity following drug approval, subject to reduction to six years if the designation criteria are no longer met.

Even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs can be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug for the same condition if the FDA concludes that the later drug is safer, more effective or makes a major contribution to patient care.

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Although we believe that our ApoGraft technology platform has broad application, because we have limited financial and managerial resources, we are currently focused on development of our ApoTainer selection kits for HSCT in order to demonstrate commercial viability of our technology platform. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

We will need to outsource and rely on third parties for the clinical development and manufacture, sales and marketing of our current product candidates or any future product candidates that we may develop, and our future success will be dependent on the timeliness and effectiveness of the efforts of these third parties.

We do not have the required financial and human resources to carry out on our own all the preclinical and clinical development for our ApoTainer selection kits or any other or future product candidates that we may develop, and do not have the capability and resources to manufacture, market or sell our ApoTainer selection kits or any future product candidates that we may develop. Our business model calls for the partial or full outsourcing of the clinical and other development and manufacturing, sales and marketing of our product candidates in order to reduce our capital and infrastructure costs as a means of potentially improving our financial position. Our success will depend on the performance of these outsourced providers. If such providers fail to perform adequately, our development of product candidates may be delayed and any delay in the development of our product candidates would have a material and adverse effect on our business prospects.

If we or our contractors or service providers fail to comply with regulatory laws and regulations, we or they could be subject to regulatory actions, which could affect our ability to develop, market and sell our product candidates and any other or future product candidates that we may develop and may harm our reputation.

If we or our manufacturers or other third-party contractors fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to regulatory actions, which could affect our ability to develop, market and sell our ApoTainer selection kits or any future product candidates under development successfully and could harm our reputation and lead to reduced demand for or non-acceptance of our proposed product candidates by the market. Even technical recommendations or evidence by the FDA through letters, site visits, and overall recommendations to academia or biotechnology companies may make the manufacturing of a product extremely labor intensive or expensive, making the product candidate no longer viable to manufacture in a cost efficient manner. The mode of administration may make the product candidate not commercially viable. The required testing of the product candidate may make that candidate no longer commercially viable. The conduct of clinical trials may be critiqued by the FDA, or a clinical trial site’s Institutional Review Board or Institutional Biosafety Committee, which may delay or make impossible clinical testing of a product candidate. The Institutional Review Board for a clinical trial may stop a trial or deem a product candidate unsafe to continue testing. This may have a material adverse effect on the value of the product candidate and our business prospects.

Disruptions in our supply chain could delay any preclinical or clinical trials and the commercial launch of our product candidates.

Any significant disruption in our supplier relationships could harm our business. We currently rely on a single source supplier for the apoptotis inducing signal, Fas ligand, or FasL, that we use, and we may rely on a limited number of suppliers for other raw material we use. We believe that we have a sufficient supply of FasL for our ongoing

Phase I/II trial however we will need to obtain an additional supply of FaSL for future planned clinical trials. We have experienced delays in the supply of FasL for our planned second human ApoGraft trial and are currently establishing a manufacturing process through a contract manufacturer to supply us with sufficient FasL for future planned clinical trials. If our current supplier or any other supplier suffers a major natural or man-made disaster at its manufacturing facility, or if they otherwise cease to supply to us, then this could result in further delays in our clinical studies and may delay product testing and potential regulatory approval until a qualified alternative supplier is identified. With respect to other raw materials for the ApoGraft technology platform, although alternative sources of supply exist, it could be expensive and take a significant amount of time to arrange for alternative suppliers. If our manufacturers or we are unable to purchase any key materials after regulatory approval has been obtained for our product candidates, the commercial launch of our product candidates would be delayed or there would be a shortage in supply, which would impair our ability to generate revenues from the sale of our product candidates.

Should our products be approved for commercialization, adverse changes in reimbursement policies and procedures by payors may impact our ability to market and sell our products.

Healthcare costs have risen significantly over the past decade, and there have been and continue to be proposals by legislators, regulators and third-party payors to decrease costs. Third-party payors are increasingly challenging the prices charged for medical products and services and instituting cost containment measures to control or significantly influence the purchase of medical products and services. For example, in the United States, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, PPACA, among other things, reduced and/or limited Medicare reimbursement to certain providers. The Budget Control Act of 2011, as amended by subsequent legislation, further reduces Medicare’s payments to providers by 2% through fiscal year 2024. These reductions may reduce providers’ revenues or profits, which could affect their ability to purchase new technologies. Furthermore, the healthcare industry in the United States has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs by imposing lower payment rates and negotiating reduced contract rates with service providers. Legislation could be adopted in the future that limits payments for our products from governmental payors. In addition, commercial payors, such as insurance companies, could adopt similar policies that limit reimbursement for medical device manufacturers’ products. Therefore, we cannot be certain that our products or the procedures or patient care performed using our products will be reimbursed at a cost-effective level. We face similar risks relating to adverse changes in reimbursement procedures and policies in other countries where we may market our products. Reimbursement and healthcare payment systems vary significantly among international markets. Our inability to obtain international reimbursement approval, or any adverse changes in the reimbursement policies of foreign payors, could negatively affect our ability to sell our products and have a material adverse effect on our business and financial condition.

Should our products be approved for commercialization, our financial performance may be adversely affected by medical device tax provisions in the healthcare reform laws.

PPACA currently imposes, among other things, an excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States. Under these provisions, the Congressional Research Service predicts that the total cost to the medical device industry may be $38 billion over the next decade. The Internal Revenue Service issued final regulations implementing the tax in December 2012, which requires, among other things, bi-monthly payments and quarterly reporting. Once we market products, we will be subject to this or any future excise tax on our sales of certain medical devices in the United States. To the extent our products are considered medical devices, we anticipate that primarily all of our sales, once commenced, of medical devices in the United States will be subject to this 2.3% excise tax.

Public perception of ethical and social issues surrounding the use of stem cell technology may limit or discourage the use of our technologies.

For social, ethical, or other reasons, governmental authorities in the United States and other countries may call for limits on, or regulation of the use of, stem cell technologies. Although our platform technology is designed to enrich the stem cell population as an enabling technology rather than manufacture stem cells, claims that stem cell technologies are ineffective, unethical or pose a danger to the environment may influence public attitudes. The subject of stem cell technologies in general has received negative publicity and aroused public debate in the United States and some other countries. Ethical and other concerns about our stem cell technology could materially hurt the market acceptance of our technologies.

Our business and operations may be materially adversely affected in the event of computer system failures or security breaches.

Despite the implementation of security measures, our internal computer systems, and those of our contract research organizations and other third parties on which we rely, are vulnerable to damage from computer viruses, unauthorized access, cyber-attacks, natural disasters, fire, terrorism, war, and telecommunication and electrical failures. If such an event were to occur and interrupt our operations, it could result in a material disruption of our drug development programs. For example, the loss of clinical trial data from ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, loss of trade secrets or inappropriate disclosure of confidential or proprietary information, including protected health information or personal data of employees or former employees, access to our clinical data, or disruption of the manufacturing process, we could incur liability and the further development of our drug candidates could be delayed. We may also be vulnerable to cyber-attacks by hackers or other malfeasance. This type of breach of our cybersecurity may compromise our confidential information and/or our financial information and adversely affect our business or result in legal proceedings. Further, these cybersecurity breaches may inflict reputational harm upon us that may result in decreased market value and erode public trust.

The members of our management team and certain consultants are important to the efficient and effective operation of our business. Failure to retain our management and consulting team could have a material adverse effect on our business, financial condition or results of operations.

Our senior management and technical personnel, as well as certain consultants, are important to the efficient and effective operation of our business, particularly Dr. Shai Yarkoni, our Chief Executive Officer. Our failure to retain the personnel that have developed much of the technology we utilize today, or any other key management and technical personnel, could have a material adverse effect on our future operations. Our success is also dependent on our ability to attract, retain and motivate highly trained technical and management personnel, among others, to continue the development and commercialization of our current and future products. As of the date of this prospectus, we do not have key-man insurance on any of our officers or consultants.

As such, our future success highly depends on our ability to attract, retain and motivate personnel, including contractors, required for the development, maintenance and expansion of our activities. There can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees or consultants. The loss of personnel or the inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, financial condition and results of operation.

We face significant competition. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may never be profitable.

The field of regenerative medicine is expanding rapidly, mainly in uses of stem cells but also in the development of cell-based therapies and/or devices designed to isolate stem and progenitor cells from human tissues. As the field grows, we face, and will continue to face, increased competition from pharmaceutical, biopharmaceutical, medical device and biotechnology companies, as well as academic and research institutions and governmental agencies in the United States and abroad. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs than we do, and have substantially greater financial resources than we do, as well as significantly greater experience in:

•        developing stem cell selection technology;

•        undertaking preclinical testing and human clinical trials;

•        obtaining FDA approvals and addressing various regulatory matters and obtaining other regulatory approvals;

•        manufacturing medical devices; and

•        launching, marketing and selling medical devices.

We are aware of two companies that lead the stem cell selection market with whom we directly compete. The first is Miltenyi Biotec, or Miltenyi, which dominates the stem cell selection market, using biomarkers to either enrich stem cells (positive selection by CD34) or deplete mature hematopoietic cells such as T cells from the biological sample (negative selection by monoclonal activity against T-cell receptor), resulting in the enrichment of stem and progenitor cells. The second is Cytori Therapeutics, or Cytori, which sells a medical device known as the Celution® System that enables bedside access to adult adipose-derived stem and regenerative cells, or ADRCs, by automating and standardizing the extraction, washing, and concentration of a patient’s own ADRCs for present and future clinical use. We believe that both technologies result in less than optimal cell population both in terms of quantity and quality (purity) of the selected population of cells.

In addition, since we are developing our ApoTainer selection kits to improve the safety and efficacy of allogeneic HSCT, we also compete with companies developing treatments for GvHD, a life-threatening condition associated with allogeneic HSCT.

In the general area of cell-based therapies, we may now or in the future compete on an indirect basis with a variety of companies, most of whom are specialty medical products or biotechnology companies that provide a finished stem cell product that has already undergone stem cell selection. We believe, however, that many of these companies have the potential to become customers in the future of our ApoGraft technology platform in order to improve and enhance their in-house processes.

If our competitors develop and commercialize products faster than we do, or develop and commercialize products that are superior to our ApoGraft technology platform or ApoTainer selection kits, our commercial opportunities will be reduced or eliminated. Our competitors may succeed in developing and commercializing products earlier and obtaining regulatory approvals from the FDA and foreign regulatory authorities more rapidly than we do. Our competitors may also develop products or technologies that are superior to those we are developing, and render our product candidate obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may never be profitable.

The extent to which our product candidate achieves market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the field of regenerative medicine is intense and has been accentuated by the rapid pace of technology development. Our competitors also compete with us to:

•        attract parties for acquisitions, joint ventures or other collaboration;

•        license proprietary technology that is competitive with ApoGraft technology platform or ApoTainer selection kits;

•        attract funding; and

•        attract and hire scientific talent and other qualified personnel.

Product liability and other claims against us may in the future reduce demand for our products or result in substantial damages. We anticipate that we will need to obtain and maintain additional or increased insurance coverage, and we may not be able to obtain or maintain such coverage on commercially reasonable terms, if at all.

A product liability claim, a clinical trial liability claim or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could have a material adverse effect on our business. Our business exposes us to potential liability risks that may arise from any future clinical testing of our product candidates in human clinical trials and the manufacture and sale of any approved products. Any clinical trial liability or product liability claim or series of claims or class actions brought against us, with or without merit, could result in:

•        liabilities that substantially exceed any clinical trial liability or product liability insurance that we may obtain in the future, which we would then be required to pay from other sources, if available;

•        an increase in the premiums we may pay for any clinical trial liability or product liability insurance we may obtain in the future or the inability to renew or obtain clinical trial liability or product liability insurance coverage in the future on acceptable terms, or at all;

•        withdrawal of clinical trial volunteers or patients;

•        damage to our reputation and the reputation of our products, including loss of any future market share;

•        regulatory investigations that could require costly recalls or product modifications;

•        litigation costs; and

•        diversion of management’s attention from managing our business.

We do not currently have product liability insurance because none of our product candidates has yet been approved for commercialization. If any of our product candidates are sold commercially, we will seek product liability insurance coverage. We cannot assure you that we will be able to maintain clinical trial or obtain and product liability insurance on commercially acceptable terms, if at all, or that we will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect against potential losses.

If our employees commit fraud or other misconduct, including noncompliance with regulatory standards and requirements and insider trading, our business may experience serious adverse consequences.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state health-care fraud and abuse laws and regulations, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation.

Our board of directors has adopted a Code of Ethics which became effective upon the listing of our ADSs on Nasdaq. However, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

In addition, during the course of our operations, our directors, executives and employees may have access to material, nonpublic information regarding our business, our results of operations or potential transactions we are considering. If a director, executive or employee was to be investigated, or an action was to be brought against a director, executive or employee for insider trading, it could have a negative impact on our reputation and the market price of the ADSs. Such a claim, with or without merit, could also result in substantial expenditures of time and money, and divert attention of our management team from other tasks important to the success of our business.

We may encounter difficulties in managing our growth. Failure to manage our growth effectively will have a material adverse effect on our business, results of operations and financial condition.

We may not be able to successfully grow and expand. Successful implementation of our business plan will require management of growth, including potentially rapid and substantial growth, which will result in an increase in the level of responsibility for management personnel and place a strain on our human and capital resources. To manage growth effectively, we will be required to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. Our ability to manage our operations and growth effectively will require us to continue to expend funds to enhance our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient talented personnel. If we are unable to scale up and implement improvements to our control systems in an efficient or timely manner, or if we encounter deficiencies in existing systems and controls, then we will not be able to successfully commercialize our ApoGraft technology platform, our ApoTainer selection kits or any future product candidate. Failure to attract and retain sufficient talented personnel will further strain our human resources and could impede our growth or result in ineffective growth. Moreover, the management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps we have taken to hire personnel and to improve such systems and controls might not be sufficient. If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

Our business will expose us to potential liability that results from risks associated with conducting any future clinical trials of our ApoTainer selection kits or any future product candidate. A successful clinical trial liability claim, if any, brought against us could have a material adverse effect on our business, prospects, financial condition and results of operations even though clinical trial insurance is successfully maintained or obtained. Our planned insurance coverage may only mitigate a small portion of a substantial claim against us. In addition, we may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage us.

Recent disruptions in the financial markets and economic conditions could affect our ability to raise capital.

In recent years, the United States and global economies suffered dramatic downturns as the result of a deterioration in the credit markets and related financial crisis as well as a variety of other factors including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. The United States and certain foreign governments have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. If the actions taken by these governments are not successful, the return of adverse economic conditions may cause a significant impact on our ability to raise capital, if needed, on a timely basis and on acceptable terms or at all.

Our current management team has limited experience in managing and operating a publicly traded U.S. company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management team has a limited experience managing and operating a publicly traded U.S. company. Failure to comply or adequately comply with any laws, rules or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation or financial condition, and could result in delays in achieving the development of an active and liquid trading market for the ADSs.

Risks Related to Our Intellectual Property

We rely upon patents to protect our technology.

The patent position of biotechnology firms is generally uncertain and involves complex legal and factual questions. We do not know whether any of our current or future patent applications will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to compounds or processes used by or competitive with ours.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the U.S. Patent and Trademark Office (USPTO) and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to office actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

Competitors may infringe our issued patents or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property. In addition, in a patent infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly, which could adversely affect us.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability to develop, manufacture, market and sell our platform technology without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the medical device and pharmaceutical industries. While no such litigation has been brought against us and we have not been held by any court to have infringed a third party’s intellectual property rights, we cannot guarantee that our technology or use of our technology does not infringe third-party patents. It is also possible that we have failed to identify relevant third-party patents or applications that may have been issued or pending in the US or in a foreign jurisdiction. For example, applications filed before November 29, 2000 and certain applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest date which they are entitled to, which is referred to as the priority date. Therefore, it cannot be ruled out that patent applications covering our technology were filed by others in the last 18 months about which about which we cannot have any knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technology.

We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our technology, including inter parties review, interference, or derivation proceedings before the USPTO and similar bodies in other countries. Third parties may assert infringement claims against us based on existing intellectual property rights and intellectual property rights that may be granted in the future.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our technology or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States and Israel can be less extensive than those in the United States and Israel. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States and Israel. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States and Israel, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patents to develop their own products and further, may export otherwise infringing products to territories where we have patents, but enforcement is not as strong as that in the United States and Israel.

Many companies have encountered significant problems in protecting and defending intellectual property in foreign jurisdictions. The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, particularly those relating to medical devices and biopharmaceutical products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. To date, we have not sought to enforce any issued patents in these foreign jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. The requirements for patentability may differ in certain countries, particularly developing countries. Certain countries in Europe and developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

We rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we employ them, the agreements can be difficult and costly to enforce. Although we seek to enter into these types of agreements with our contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with our Powered by Cellect technology platform, our ApoTainer selection kits or any future product candidate. If a dispute arises, a court may determine that the right belongs to a third party. In addition, enforcement of our rights can be costly and unpredictable. We also rely on trade secrets and proprietary know-how that we seek to protect in part by confidentiality agreements with our employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we still face the risk that:

•        these agreements may be breached;

•        these agreements may not provide adequate remedies for the applicable type of breach;

•        our proprietary know-how will otherwise become known; or

•        our competitors will independently develop similar technology or proprietary information.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

•        others may be able to develop technology that is similar to our Powered by Cellect technology platform, our ApoTainer selection kits or any future product candidate, but that is not covered by the claims of the patents that we own;

•        we or any future strategic partners might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

•        we or any future strategic partners might not have been the first to file patent applications covering certain of our inventions;

•        others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•        it is possible that our pending patent applications will not lead to issued patents;

•        issued patents that we own or have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

•        our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•        we may not develop additional proprietary technologies that are patentable; and

•        the patents of others may have an adverse effect on our business.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. In addition, the Israeli Supreme Court ruled in 2012 that an employee who receives a patent or contributes to an invention during his employment may be allowed to seek compensation for such contributions from his or her employer, even if the employee’s contract of employment specifically states otherwise and the employee has transferred all intellectual property rights to the employer. The Israeli Supreme Court ruled that the fact that a contract revokes an employee’s right for royalties and compensation does not rule out the right of the employee to claim their right for royalties. As a result, it is unclear whether and, if so, to what extent our employees may be able to claim compensation with respect to our future revenue. We may receive less revenue from future products if any of our employees successfully claim for compensation for their work in developing our intellectual property, which in turn could impact our future profitability.

Risks Related to Our Operations in Israel

Potential political, economic and military instability in the State of Israel, where our senior management, our head executive office, and research and development facilities are located, may adversely affect our results of operations.

Our head executive office, our research and development facilities, as well as some of our planned clinical sites, are or will be located in Israel. Our officers and most of our directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. During the summer of 2006 and the fall of 2012, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. In December 2008, January 2009, November 2012 and July 2014, there were escalations in violence between Israel, on the one hand, and Hamas, the Palestinian Authority and/or other groups, on the other hand, as well as extensive hostilities along Israel’s border with the Gaza Strip, which resulted in missiles being fired from the Gaza Strip into Southern and central Israel, including near Tel Aviv and at areas surrounding Jerusalem. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel. Our offices and laboratory, located in Kfar Saba, Israel, are within the range of the missiles and rockets that have been fired at Israeli cities and towns from Gaza sporadically since 2006, with escalations in violence (such as the recent escalation in July 2014) during which there were a substantially larger number of rocket and missile attacks aimed at Israel. In addition, since February 2011, Egypt has experienced political turbulence and an increase in terrorist activity in the Sinai Peninsula following the resignation of Hosni Mubarak as president. This turbulence included protests throughout Egypt, and the appointment of a military regime in his stead, followed by the elections to parliament which brought groups affiliated with the Muslim Brotherhood (which had been previously outlawed by Egypt), and the subsequent overthrow of this elected government by a military regime. Such political turbulence and violence may damage peaceful and diplomatic relations between Israel and Egypt, and could affect the region as a whole. Similar civil unrest and political turbulence has occurred in other countries in the region, including Syria, which shares a common border with Israel, and is affecting the political stability of those countries. Since April 2011, internal conflict in Syria has escalated, and evidence indicates that chemical weapons have been used in the region. This instability and any outside intervention may lead to deterioration of the political and economic relationships that exist between the State of Israel and some of these countries, and may have the potential for causing additional conflicts in the region. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, and various rebel militia groups in Syria. Additionally, a violent jihadist group named Islamic State of Iraq and Levant (ISIL) is involved in hostilities in Iraq and Syria and have been growing in influence. Although ISIL’s activities have not directly affected the political and economic conditions in Israel, ISIL’s stated purpose is to take control of the Middle East, including Israel. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.

Investors may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws, against us or our executive officers and directors, or asserting U.S. securities laws claims in Israel.

None of our directors or officers are residents of the United States. Most of our directors’ and officers’ assets and our assets are located outside the United States. Service of process upon us or our non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against us or our non-U.S. directors and executive officers may be difficult to obtain within the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or our officers and directors.

Moreover, among other reasons, including but not limited to fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

Under applicable U.S. and Israeli law, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. In addition, employees may be entitled to seek compensation for their inventions irrespective of their agreements with us, which in turn could impact our future profitability.

We generally enter into non-competition agreements with our employees and key consultants. These agreements prohibit our employees and key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

In addition, Chapter 8 to the Israeli Patents Law, 5727-1967, or the Patents Law, deals with inventions made in the course of an employee’s service and during his or her term of employment, whether or not the invention is patentable, or service inventions. Section 134 of the Patents Law sets forth that if there is no agreement which explicitly determines whether the employee is entitled to compensation for the service inventions and the extent and terms of such compensation, such determination will be made by the Compensation and Rewards Committee, a statutory committee of the Israeli Patents Office. The Israeli Supreme Court ruled in 2012 that an employee who contributes to a service invention during his or her employment may be allowed to seek compensation for such contributions from his employer, even if the employee’s contract of employment specifically states otherwise and the employee has assigned all intellectual property rights to the employer. The Israeli Supreme Court ruled that the fact that a contract revokes the employee’s right for royalties and compensation in connection with service inventions does not rule out the right of the employee to claim a right for royalties. Following such ruling, the Israeli Supreme Court remanded the proceedings to the District Court for further discussion and therefore the ultimate outcome has yet to be resolved. As a result, it is unclear if, and to what extent, our research and development employees may be able to claim compensation with respect to our future revenue. As a result, we may receive less revenue from future products if such claims are successful, which in turn could impact our future profitability.

Your rights and responsibilities as our shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

Since we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our articles of association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S.-based corporations. In particular, a shareholder of an Israeli company, such as us, has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards us and other shareholders and to refrain from abusing its power in us, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to our articles of association, an increase of our authorized share capital, a merger and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders vote or to appoint or prevent the appointment of an office holder of ours or other power towards us has a duty to act in fairness towards us. However, Israeli law does not define the substance of this duty of fairness. See “Board Practices — Approval of Related Party Transactions under Israeli Law.” Since Israeli corporate law underwent extensive revisions approximately 15 years ago, the parameters and implications of the provisions that govern shareholder behavior have not been clearly determined. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.

Provisions of Israeli law may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, the holder of a majority of each class of securities of the target company must approve a merger. Moreover, a full tender offer can only be completed if the acquirer receives at least 95% of the issued share capital (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer, except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer), and the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition (unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights).

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to those of our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no actual disposition of the shares has occurred.

These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

Because a certain portion of our expenses is incurred in currencies other than the U.S. dollar, our results of operations may be harmed by currency fluctuations and inflation.

Our reporting and functional currency is the NIS, but some portion of our clinical trials and operations expenses are in the U.S. dollar and Euro. As a result, we are exposed to some currency fluctuation risks. We may, in the future, decide to enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rate of the currencies mentioned above in relation to the NIS. These measures, however, may not adequately protect us from adverse effects.

Our operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and Ownership of Our ADSs or Warrants

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development, clinical trials and general and administrative expenses. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

You will experience immediate dilution in book value of any ADSs you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. Therefore, if you purchase ADSs in this offering, you will suffer immediate and substantial dilution of our as adjusted net tangible book value. To the extent outstanding options, warrants or offered warrants are exercised, you will incur further dilution. See “Dilution” on page 41 for a more detailed discussion of the dilution you will incur in connection with this offering.

ADSs and Warrants representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our ADSs and ordinary shares to decline.

Pursuant to this offering, we may sell 4,651,964 ADSs representing 93,039,283 ordinary shares (assuming no sale of Pre-funded Units), or approximately 71%, of our outstanding ordinary shares as of January 23, 2019. A 100,000 Unit increase (decrease) in the number of Units offered by us would increase (decrease) the percentage of shares outstanding after this offering by approximately 1.53%. In addition, the investors in this offering will be issued Warrants to purchase up to 2,325,982 ADSs representing 46,519,642 ordinary shares. This sale and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could materially adversely affect the price of our ADSs and ordinary shares. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of our ADSs and ordinary shares.

We may not be able to raise additional funds unless we increase our authorized share capital.

As of the date of this prospectus, we have 500,000,000 authorized ordinary shares, out of which
130,414,799 ordinary shares are issued and outstanding, 41,492,550 are reserved for future issuance under outstanding options and warrants and under our 2014 Cellect Option Plan. Immediately following consummation of this offering, any additional equity financing in order to fund our operations may require us to increase our authorized share capital prior to initiating any such financing transaction. Increasing our share capital is subject to the approval of our shareholders. In the event we fail to obtain the approval of our shareholders to such increase in our authorized share capital, our ability to raise sufficient funds, if at all, might be adversely effected.

There is no public market for the Warrants and Pre-Funded Warrants being offered by us in this offering.

We do not intend to apply to list the Warrants and Pre-funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants and Pre-funded Warrants will be limited.

We do not know whether a market for our securities will be sustained or what the trading price of our securities will be and as a result it may be difficult for you to sell our securities held by you.

Although our ADSs and listed warrants now trade on Nasdaq, an active trading market for the ADSs or listed warrants may not be sustained. It may be difficult for you to sell your ADSs, Pre-funded Warrants or Warrants without depressing the market price for the ADSs or listed warrants. As a result of these and other factors, you may not be able to sell your ADSs, Pre-funded Warrants or Warrants. Further, an inactive market may also impair our ability to raise capital by issuing securities and may impair our ability to enter into strategic partnerships or acquire companies or products by using our equity as consideration.

The Warrants and Pre-funded Warrants are speculative in nature.

The Warrants and Pre-funded Warrants offered by us in this offering do not confer any rights of ownership of ordinary shares or ADSs on their holders, such as voting rights or the right to receive dividends, but only represent the right to acquire ADSs at a fixed price, and in the case of the Warrants, for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire ADSs and pay an assumed exercise price per ADS of $            , equal to up to 125% of the per ADS public offering price of the ADSs, subject to adjustment upon certain events, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Specifically, commencing on the date of issuance, holders of the Pre-funded Warrants may exercise their right to acquire ADSs and pay an exercise price per ADS of $0.01, subject to adjustment upon certain events.

Holders of our Warrants or Pre-funded Warrants will have no rights as shareholders until such holders exercise their Warrants or Pre-funded Warrants and acquire our ADSs.

Until holders of the Warrants or Pre-funded Warrants acquire our ADSs upon exercise of the Warrants or Pre-funded Warrants, holders of the Warrants or Pre-funded Warrants will have no rights with respect to our ADSs or ordinary shares underlying such warrants. Upon exercise of the Warrants or Pre-funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of ADSs only as to matters for which the record date occurs after the exercise date.

If we were to be characterized as a PFIC for U.S. tax purposes, U.S. holders of our ordinary shares, ADSs or warrants could have adverse U.S. income tax consequences.

If we were to be characterized as a PFIC under the U.S. Internal Revenue Code of 1986, as amended, or the Code, in any taxable year during which a U.S. Holder (as defined below) owns ordinary shares, ADSs, or warrants, such U.S. Holder could be liable for additional taxes and interest charges upon certain distributions by us and any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares, ADSs, or warrants whether or not we continue to be a PFIC. We believe that we were a PFIC for our 2018 taxable year. Because the PFIC determination is highly fact intensive, there can be no assurance that we will not be a PFIC for 2019 or for any other taxable year. U.S. Holders who hold ordinary shares, ADSs, or warrants during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC, subject to specified exceptions for U.S. Holders who made a “qualified electing fund” or “mark-to-market” election. A U.S. Holder may be able to mitigate some of the adverse U.S. federal income tax consequences with respect to owning ordinary shares, ADSs, or warrants, provided that such U.S. Holder is eligible to make, and successfully makes, a “mark-to-market” election. U.S. Holders could also mitigate some of the adverse U.S. federal income tax consequences of us being classified as a PFIC by making a “qualified electing fund” election. Upon request, we expect to provide the information necessary for U.S. Holders to make “qualified electing fund” elections if we are classified as a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a “qualified electing fund” or “mark-to-market” election with respect to our ordinary shares, ADSs, and warrants in the event we that qualify as a PFIC. For more information see “Taxation — U.S. Federal Income Tax Considerations.”

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, results of operation or financial condition. In addition, current and potential shareholders could lose confidence in our financial reporting, which could have a material adverse effect on the price of the ADSs.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Disclosing deficiencies or weaknesses in our internal control, failing to remediate these deficiencies or weaknesses in a timely fashion or failing to achieve and maintain an effective internal control environment may cause investors to lose confidence in our reported financial information, which could have a material adverse effect on the price of the ADSs. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements, which could make the ADSs or warrants less attractive to investors.

For as long as we are deemed an emerging growth company, we are permitted to and intend to take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies, including:

•        an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act; and

•        an exemption from compliance with any new requirements adopted by the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements.

We will be an emerging growth company until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1.07 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of the ADSs pursuant to an effective registration statement, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a “large accelerated filer” as defined in Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

We cannot predict if investors will find the ADSs or warrants less attractive because we may rely on these exemptions. If some investors find the ADSs or warrants less attractive as a result, there may be a less active trading market for the ADSs or warrants and the market price of the ADSs may be more volatile.

We are a “foreign private issuer” and have disclosure obligations that are different from those of U.S. domestic reporting companies.

We are a foreign private issuer and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the Securities and Exchange Commission (the “SEC”). Under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements that comply with the requirements applicable to U.S. domestic reporting companies. Furthermore, although under a recent amendment to the regulations promulgated under the Israeli Companies Law, as amended, or the Companies Law, as an Israeli public company listed overseas we will be required to disclose the compensation of our five most highly compensated officers on an individual basis (rather than on an aggregate basis, as was previously permitted for Israeli public companies listed overseas prior to such amendment), this disclosure will not be as extensive as that required of U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders will be exempt from the requirements to report transactions and short-swing profit recovery required by Section 16 of the Exchange Act. Also, as a “foreign private issuer,” we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.

As a “foreign private issuer,” we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

As a “foreign private issuer,” we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of Nasdaq for domestic U.S. issuers. For instance, we follow home country practice in Israel with regard to, among other things, board of directors independence requirements, director nomination procedures, compensation committee matters. In addition, we will follow our home country law instead of the listing rules of Nasdaq that require that we obtain shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of us, certain transactions other than a public offering involving issuances of a 20% or greater interest in the company, and certain acquisitions of the stock or assets of another company. We may in the future elect to follow home country corporate governance practices in Israel with regard to other matters. Following our home country corporate governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on Nasdaq may provide less protection to you than what is accorded to investors under the listing rules of Nasdaq applicable to domestic U.S. issuers.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our traded securities, our securities price and trading volume could be negatively impacted.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts, and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding the ADSs or listed warrants, or provide more favorable relative recommendations about our competitors, the price of the ADSs or listed warrants would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could negatively impact the price of the ADSs or listed warrants or their trading volume.

The market price for our ADSs and listed warrants may be volatile.

The market price for our ADSs and listed warrants is likely to be highly volatile and subject to wide fluctuations in response to numerous factors including the following:

•        our failure to obtain the approvals necessary to commence clinical trials;

•        results of clinical and preclinical studies;

•        announcements of regulatory approval or the failure to obtain it, or changes or delays in the regulatory review process;

•        announcements of technological innovations, new products or product enhancements by us or others;

•        adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

•        changes or developments in laws, regulations or decisions applicable to our product candidates or patents;

•        any adverse changes to our relationship with manufacturers or suppliers;

•        announcements concerning our competitors or the regenerative medicine or healthcare industries in general;

•        achievement of expected product sales and profitability or our failure to meet expectations;

•        our commencement of or results of, or involvement in, litigation, including, but not limited to, any product liability actions or intellectual property infringement actions;

•        any major changes in our board of directors, management or other key personnel;

•        announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

•        expiration or terminations of licenses, research contracts or other collaboration agreements;

•        public concern as to the safety of our products that we, our licensees or others develop;

•        success of research and development projects;

•        developments concerning intellectual property rights or regulatory approvals;

•        variations in our and our competitors’ results of operations;

•        changes in earnings estimates or recommendations by securities analysts, if our ordinary shares or the ADSs or the warrants are covered by analysts;

•        future issuances of ordinary shares, ADSs or warrants or other securities;

•        general market conditions, including the volatility of market prices for shares of healthcare companies generally, and other factors, including factors unrelated to our operating performance; and

•        the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of the ADSs and warrants, which would result in substantial losses by our investors. In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of any particular company. These market fluctuations may also have a material adverse effect on the market price of the ADSs and warrants.

Substantial future sales or perceived potential sales of our ordinary shares or ADSs or listed warrants in the public market could cause the price of our ADSs or listed warrants to decline.

Substantial sales of our ADSs or listed warrants on Nasdaq may cause the market price of our ADSs and listed warrants to decline. Sales by us or our security holders of substantial amounts of our ADSs or listed warrants or the perception that these sales may occur in the future, could cause a reduction in the market price of our shares ADSs or listed warrants. The issuance of any additional ordinary shares or any additional ADSs or warrants, or any securities that are exercisable for or convertible into our ordinary shares or ADSs, may have an adverse effect on the market price of our ADSs or listed warrants and will have a dilutive effect on our existing shareholders and holders of ADSs or warrants.

We have not paid, and do not intend to pay, dividends on our ordinary shares and, therefore, unless our traded securities appreciate in value, our investors may not benefit from holding our securities.

We have not paid any cash dividends on our ordinary shares since inception. We do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. Moreover, the Companies Law imposes certain restrictions on our ability to declare and pay dividends. As a result, investors in the ADSs or ordinary shares, or investors who exercise the warrants, will not be able to benefit from owning these securities unless their market price becomes greater than the price paid by such investors and they are able to sell such securities. We cannot assure you that you will ever be able to resell our securities at a price in excess of the price paid.

You may not receive the same distributions or dividends as those we make to the holders of our ordinary shares, and, in some limited circumstances, you may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions, if any, in proportion to the number of ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited ordinary shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our ordinary shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

Holders of ADSs must act through the depositary to exercise their rights as our shareholders.

Holders of the ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement for the ADSs. Under Israeli law, the minimum notice period required to convene a shareholders meeting is no less than 35 or 21 calendar days, depending on the proposals on the agenda for the shareholders meeting. When a shareholder meeting is convened, holders of the ADSs may not receive sufficient notice of a shareholders meeting to permit them to withdraw their ordinary shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of the ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of the ADSs in a timely manner, but we cannot assure holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of the ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as a holder of ADSs, they will not be able to call a shareholders meeting.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.

Your percentage ownership in us may be diluted by future issuances of share capital, which could reduce your influence over matters on which shareholders vote.

Our board of directors has the authority, in most cases without action or vote of our shareholders, to issue all or any part of our authorized but unissued shares, including ordinary shares issuable upon the exercise of outstanding warrants and options. Issuances of additional shares would reduce your influence over matters on which our shareholders vote.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere or incorporated by reference in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “project,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•        our history of losses and needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

•        our ability to continue as a going concern;

•        uncertainties of cash flows and inability to meet working capital needs;

•        our ability to obtain regulatory approvals;

•        our ability to obtain favorable pre-clinical and clinical trial results;

•        our technology may not be validated and our methods may not be accepted by the scientific community;

•        difficulties enrolling patients in our clinical trials;

•        the ability to timely source adequate supply of FasL;

•        risks resulting from unforeseen side effects;

•        our ability to establish and maintain strategic partnerships and other corporate collaborations;

•        the scope of protection we are able to establish and maintain for intellectual property rights and our ability to operate our business without infringing the intellectual property rights of others;

•        competitive companies, technologies and our industry;

•        unforeseen scientific difficulties may develop with our technology; and

•        our ability to retain or attract key employees whose knowledge is essential to the development of our products;

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

EXCHANGE RATE INFORMATION

The following table sets forth information regarding the exchange rates of NIS per U.S. dollar for the periods indicated. Average rates are calculated by using the daily representative rates as reported by the Bank of Israel on the last day of each month during the periods presented.

	NIS per U.S. dollars
Annual	High	Low	Average	Period End
2018	3.778	3.388	3.595	3.748
2017	3.860	3.467	3.600	3.467
2016	3.983	3.746	3.841	3.845
2015	4.053	3.761	3.884	3.902
2014	3.994	3.402	3.577	3.889
Monthly
January 2019 (through January 23, 2019)	3.746	3.657	3.692	3.683
December 2018	3.781	3.718	3.753	3.748
November 2018	3.743	3.668	3.705	3.701
October 2018	3.721	3.620	3.656	3.721
September 2018	3.627	3.564	3.593	3.627
August 2018	3.710	3.604	3.666	3.604
July 2018	3.667	3.618	3.645	3.664

On January 23, 2019, the daily representative rate was $1.00 to NIS 3.683, as reported by the Bank of Israel.

PRINCIPAL MARKETS

On July 29, 2016, our ADSs and listed warrants began trading on the Nasdaq Capital Market under the symbol “APOP” and “APOPW”, respectively.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $12.1 million, based upon an assumed public offering price of $2.90 per Unit, the last reported sales price of our ADSs on Nasdaq on January 23, 2019, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants or the Pre-funded Warrants issued pursuant to this offering. If the underwriters exercise their option to purchase additional ADSs and Warrants to purchase ADSs in full, we estimate the net proceeds from this offering will be approximately $13.9 million from the sale of our securities, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The actual offering price per Unit or Pre-funded Unit, as the case may be, will be negotiated between us and the underwriters based on the trading of our ADSs prior to the offering, among other things, and may be at a discount to the current market price.

A $0.10 increase (decrease) in the assumed aggregate public offering price of $2.90 per Unit would increase (decrease) the net proceeds we receive from this offering by $0.43 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

A 100,000 (decrease) increase in the number of Units offered by us would increase (decrease) the net proceeds we receive from this offering by $0.27 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes, including research and development, clinical trials and general and administrative expenses. However, we have no present binding commitments or agreements to enter into any acquisitions. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2018, on:

•        an actual basis;

•        on an as adjusted basis, to give further effect to the issuance and sale in this offering of 4,651,964 Units at the assumed public offering price of $2.90 per Unit, the last reported sales price of our ADSs on Nasdaq on January 23, 2019, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of any Pre-funded Units in this offering and excluding the proceeds, if any, from the exercise of the Warrants issued in this offering.

	As of September 30, 2018
	(Unaudited)
	Actual	As Adjusted
	(U.S. Dollars, in thousands)
Warrant liability:	$1,745	2,978

Shareholders’ equity:
Ordinary shares, no par value: 500,000,000 ordinary shares authorized (actual and as adjusted); 130,192,799 ordinary shares outstanding (actual), 223,232,082 ordinary shares outstanding (as adjusted)	—	—
Additional paid-in capital	26,135	37,019
Share-based payments	3,121	3,121
Treasury shares	(2,598)	(2,598)
Accumulated deficit	(22,141)	(22,280)
Total shareholders’ equity	4,517	15,262
Total capitalization (warrant liabilities and equity)	$6,262	18,240

A $0.10 increase (decrease) in the assumed aggregate public offering price of $2.90 per Unit, would increase (decrease) the as adjusted amount of each of cash and cash equivalents by approximately $0.43 million and increase (decrease) total shareholders’ equity by approximately $0.43 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A 100,000 Unit increase (decrease) in the number of Units offered by us would increase (decrease) our as adjusted cash and cash equivalents by approximately $0.27 million and increase (decrease) total shareholders’ equity by approximately $0.24 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and table are based on 130,192,799 ordinary shares outstanding as of September 30, 2018, and excludes:

•        2,641,693 ordinary shares held in treasury;

•        12,587,521 ordinary shares issuable upon the exercise of 12,587,521 options at a weighted average exercise price of NIS 1.19 ($0.33) per share issuable under the Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme, or the 2014 Cellect Option Plan, and an additional 2,071,784 ordinary shares reserved for future issuance under our 2014 Cellect Option Plan;

•        20,700,420 ordinary shares underlying 1,035,020 ADSs issuable upon exercise of the investor warrants at an exercise price of $7.50 issued in our U.S. initial public offering;

•        321,020 ordinary shares underlying 16,051 ADSs issuable upon exercise of representative’s warrants at an exercise price of $8.775 issued in our U.S. initial public offering;

•        5,333,340 ordinary shares underlying 266,667 ADSs issuable upon exercise of the investor warrants at an exercise price of $12.00 per ADS issued in our private placement in January 2018;

•        484,840 ordinary shares underlying 24,242 ADSs issuable upon exercise of placement agent warrants at an exercise price of $10.31 per ADS issued in connection with our private placement in January 2018; and

•        46,519,642 ordinary shares underlying 2,325,982 ADSs issuable upon the exercise of the Warrants, at an exercise price of $             per share, offered hereby in this offering.

DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the effective public offering price per ADS included in the Units or issuable upon exercise of the Pre-funded Warrants and the pro forma as adjusted net tangible book value per ADS after this offering.

Our net tangible book value as of September 30, 2018, was approximately $4.5 million, or approximately $0.69 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ADSs outstanding as of September 30, 2018, and multiplying such amount by 20 (one ADS represents 20 ordinary shares).

After giving effect to the issuance and sale in this offering of 4,651,964 Units at an assumed public offering price of $2.90 per Unit, the last reported sales price of our ADSs on the Nasdaq Capital Market on January 23, 2019, after deducting the estimated deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming no sale of any Pre-funded Units and excluding the proceeds, if any, from the exercise of the Warrants issued in this offering, our pro forma as adjusted net tangible book value on September 30, 2018, would have been approximately $15.26 million, or $1.37 per ADS. This represents an immediate dilution in the pro-forma as adjusted net tangible book value of $1.53 per ADS to investors purchasing Units in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per Unit	$2.90

Net tangible book value per ADS on September 30, 2018	$0.69

Increase in net tangible book value per ADS attributable to this offering	$0.67

As adjusted net tangible book value per ADS as of on September 30, 2018, after giving effect to this offering	$1.37

Dilution per ADS to new investors in this offering	$1.53

If the underwriters exercise their option to purchase additional ADSs and Warrants to purchase ADSs in full at the assumed public offering price of $2.90 per unit, less underwriting discounts and commissions, our as adjusted net tangible book value after this offering would be approximately $17.14 million, or $0.004 per ADS, and have no significant impact on dilution per ADS to existing shareholders and to investors purchasing our securities in this offering at the public offering price.

A $0.10 increase (decrease) in the assumed aggregate public offering price of $2.90 per Unit, the last reported sales price of our ADSs on the Nasdaq Capital Market on January 23, 2019, would increase (decrease) our pro forma as adjusted net tangible book value per ADS after this offering by $0.002 and the dilution per ADS to new investors by $0.10, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming no sale of any Pre-funded Units and excluding the proceeds, if any, from the exercise of the Warrants issued in this offering. We may also increase or decrease the number of Units we are offering. A 100,000 increase in the number of Units offered by us would increase our pro forma as adjusted net tangible book value per ADS after this offering by $0.001 and the dilution per ADS to new investors by $(0.001), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming no sale of any Pre-funded Units and excluding the proceeds, if any, from the exercise of the Warrants issued in this offering. Conversely, a 100,000 decrease in the number of Units offered by us would decrease our pro forma as adjusted net tangible book value per ADS after this offering by $0.002 and the dilution per ADS to new investors by $0.001, after deducting estimated placement agent’s fees and estimated offering expenses payable by us, assuming no sale of any Pre-funded Units and excluding the proceeds, if any, from the exercise of the Warrants issued in this offering.

The above discussion and table are based on 130,192,799 ordinary shares outstanding as of September 30, 2018, and excludes:

•        2,641,693 ordinary shares held in treasury;

•        12,587,521 ordinary shares issuable upon the exercise of 12,587,521 options at a weighted average exercise price of NIS 1.19 ($0.33) per share issuable under the Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme, or the 2014 Cellect Option Plan, and an additional 2,071,784 ordinary shares reserved for future issuance under our 2014 Cellect Option Plan;

•        20,700,420 ordinary shares underlying 1,035,020 ADSs issuable upon exercise of the investor warrants at an exercise price of $7.50 issued in our U.S. initial public offering;

•        321,020 ordinary shares underlying 16,051 ADSs issuable upon exercise of representative’s warrants at an exercise price of $8.775 issued in our U.S. initial public offering;

•        5,333,340 ordinary shares underlying 266,667 ADSs issuable upon exercise of the investor warrants at an exercise price of $12.00 per ADS issued in our private placement in January 2018;

•        484,840 ordinary shares underlying 24,242 ADSs issuable upon exercise of placement agent warrants at an exercise price of $10.31 per ADS issued in connection with our private placement in January 2018; and

•        46,519,642 ordinary shares underlying 2,325,982 ADSs issuable upon the exercise of the Warrants, at an exercise price of $             per share, offered hereby in this offering.

To the extent that any of our options or warrants listed above are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional ordinary shares or ADSs in the future, there will be further dilution to new investors participating in this offering.

DESCRIPTION OF OFFERED SECURITIES

We are offering (i) up to 4,651,964 Units, with each Unit consisting of one ADS, and a Warrant to purchase one-half ADS or Warrant, and (ii) up to 4,651,964 Pre-funded Units, each Pre-funded Unit consisting of one Pre-funded Warrant to purchase one ADS and one Warrant. For each Pre-funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. The ADSs and Warrant included in each Unit will be issued separately and will be immediately separable upon issuance, and the Pre-funded Warrant to purchase one ADS and the accompanying Warrant included in each Pre-funded Unit will be issued separately and will be immediately separable upon issuance. The Units and Pre-funded Units will not be issued or certificated. We are also registering the ADSs issuable upon exercise of the Pre-funded Warrants and the Warrants part of the Pre-funded Units and the ordinary shares underlying the ADSs and ADSs issuable upon exercise of the Warrants and the Pre-funded Warrants.

As of January 23, 2019, our authorized share capital consists of 500,000,000 ordinary shares, no par value. As of January 23, 2019, there are 130,414,799 ordinary shares outstanding (which excludes 2,641,693 ordinary shares held in treasury). All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Description of American Depositary Shares

The Bank of New York Mellon, as depositary, will deliver ADSs upon the exercise of any Warrants. Each ADS issued upon such exercise will represent 20 ordinary shares (or a right to receive 20 ordinary shares) deposited with The Bank of New York Mellon at its offices in Manchester, U.K., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, NY, NY 10286.

You may hold ADSs either (a) directly (1) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (2) by having uncertificated ADSs registered in your name, or (b) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find More Information” on page 57.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes, or other required governmental charges. See “Taxation” below. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (1) exercise those rights on behalf of ADS holders, (2) distribute those rights to ADS holders or (3) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested. In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 60 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property. Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement); converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•        60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•        we delist our ordinary shares from an exchange on which they were listed and do not list the ordinary shares on another exchange;

•        we appear to be insolvent or enter insolvency proceedings all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•        there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•        there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•        are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•        are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•        are not liable if we or it exercises discretion permitted under the deposit agreement;

•        are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•        have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•        are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•        may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

•        the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•        payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•        satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•        compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•        when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders meeting; or (3) we are paying a dividend on our shares;

•        when you owe money to pay fees, taxes and similar charges; or

•        when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holdings of uncertificated ADSs and holdings of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Warrants

The following summary of certain terms and provisions of Warrants included in the Units and Pre-funded Units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrant.

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant.

Form

Except as otherwise requested by the investors, the Warrants will be issued in electronic book-entry form to the investors. ComputerShare Inc. will act as Warrant Agent with respect to the Warrants issued in this offering.

Exercisability

The Warrants are exercisable immediately upon issuance and at any time up to the date that is years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the Warrant, the holder will not have the right to exercise the Warrants, in whole or in part, if the holder (together with its affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Cashless Exercise

In the event that a registration statement covering the ADSs underlying the Warrants is not effective, and an exemption from registration is not available for the resale of ADSs underlying the Warrants, the holder may, in its sole discretion, exercise the Warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Warrant.

Exercise Price

The initial exercise price per ADS purchasable upon exercise of the Warrants is equal to $            (representing up to 125% of the public offering price per Unit to be sold in this offering) and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per ADS, a $0.05 issuance fee per ADS and other applicable charges and taxes are due and payable upon exercise.

Fundamental Transaction

If, at any time while the Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of the ordinary shares, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires at least 50% of the outstanding ordinary shares, (5) we effect any reclassification or recapitalization of the ordinary shares or any compulsory exchange pursuant to which the ordinary shares are converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of those Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Transferability

Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the Company, together with the appropriate instruments of transfer.

Listing

We do not plan on applying to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the Warrant or by virtue of such holder’s ownership of ADSs, the holder of Warrants does not have rights or privileges of a holder of ADSs, including any voting rights, until the holder exercises the Warrants.

Pre-funded Warrants

The following summary of certain terms and provisions of Pre-funded Warrants included in the Pre-funded Units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrant.

The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares following the consummation of this offering the opportunity to invest capital into the Company without triggering such ownership restrictions. By receiving Pre-funded Warrants in lieu of the ADSs contained in the Units which would result in such holders’ ownership exceeding 4.99% (or at the election of the investor, 9.99%), such holders will have the ability to exercise their options to purchase the ADSs underlying the Pre-funded Warrants for nominal consideration of $0.01 per ADS at a later date. Pre-funded Warrants that expire unexercised will have no further value and the holders of such warrants will lose the pre-funded amount.

Form

Except as otherwise requested by the investors, the Pre-funded Warrants will be issued in electronic book-entry form to the investors. ComputerShare Inc. will act as Warrant Agent with respect to the Pre-funded Warrants issued in this offering.

Exercisability

The Pre-funded Warrants are exercisable until fully exercised. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the Pre-funded Warrant, a holder (together with its affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) may not exercise any portion of the Pre-funded Warrants to the extent that the holder would own more than 4.99% of the outstanding ordinary shares after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s warrants, as applicable, up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise

In the event that at any time a registration statement covering the resale of the ADSs underlying the Pre-funded Warrants is not effective, or no current prospectus is available for the resale of the ADSs underlying the Pre-funded Warrants, the holder may, in its sole discretion, exercise Pre-funded Warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of ADSs determined according to the formula set forth in the Pre-funded Warrant.

Exercise Price

The initial exercise price per ADS purchasable upon exercise of the Pre-funded Warrants is equal to $0.01. In addition to the exercise price per ADS, a $0.05 issuance fee per ADS and other applicable charges and taxes are due and payable upon exercise.

Listing

We do not plan on applying to list the Pre-funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transaction

If, at any time while the Pre-funded Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of its significant subsidiaries (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of the ordinary shares, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding ordinary shares, (5) we effect any reclassification or recapitalization of the ordinary shares or any compulsory exchange pursuant to which the ordinary shares are converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of Pre-funded Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of those Pre-funded Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Shareholder

Except as otherwise provided in the form of Pre-funded Warrant or by virtue of such holder’s ownership of ADSs, the holder of Pre-funded Warrants does not have rights or privileges of a holder of ADSs, including any voting rights, until the holder exercises the warrants.

UNDERWRITING

Alliance Global Partners is acting as the representative of the underwriters and the sole book-running manager in this offering. We have entered into an underwriting agreement dated             , 2019 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Underwriters	Number of Units	Number of Pre-funded Units
Alliance Global Partners
Dawson James Securities, Inc.

The underwriters are committed to purchase all the securities we are offering other than those covered by the over-allotment option to purchase additional securities described below, if they purchase any Units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions and representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Units and Pre-funded Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option to Purchase Additional Securities

We have granted the underwriters an option to purchase additional ADSs and/or Warrants. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of additional ADSs and/or Warrants (15% of the ADSs included in the Units and the ADSs underlying the Pre-funded Warrants included in the Pre-funded Units sold in this offering and 15% of the Warrants included in the Units and Pre-funded Units sold in this offering) from us, solely to cover over-allotments, if any. If the underwriters exercise all or part of this over-allotment option, they will purchase such ADSs covered by the over-allotment option at the public offering price per Unit less $0.01 and the warrants covered by the over-allotment option at a price of $0.01 per warrant, in each case less the underwriting discounts and commissions of $ per ADS and $0.0007 per Warrant, as adjusted for investments by certain investors described below in “Discounts, Commission and Expense Reimbursement”. If this over-allotment option is exercised in full, the total gross proceeds will be approximately $15.53 million and the total net proceeds, after expenses, to us will be approximately $13.86 million.

Discounts, Commissions and Expense Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option to purchase additional securities.

	Per Unit	Per Pre-funded Unit	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$	$
Underwriting discount(1)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

____________

(1)      The underwriting discount shall be 7%, or $ per Unit and $ per Pre-funded Unit, and 3%, or $ per Unit and $ per Pre-funded Unit, for Units and Pre-funded Units delivered to certain investors.

The underwriters propose to offer the Units and Pre-funded Units offered by us to the public at the public offering price per respective Unit and Pre-funded Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units and Pre-funded Unit to other securities dealers at such price less a concession of up to $             per Unit and $             per Pre-funded Unit.

If all of the Units or Pre-funded Units offered by us are not sold at the respective public offering prices per Unit and Pre-funded Unit, the underwriters may change the offering price per Unit and Pre-funded Unit and other selling terms by means of a supplement to this prospectus.

We have also agreed to reimburse certain of the representative’s out of pocket expenses not to exceed $80,000 in the aggregate, including the fees of underwriters’ counsel, which will not exceed $65,000 and IPREO software related expenses, background check expenses, tombstones and marketing related expenses including roadshow expenses. We may pay certain fees, in amounts that have yet to be determined, to foreign finders who are not affiliated with the underwriters and are not members of FINRA.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discounts, commissions and underwriter expense reimbursement will be approximately $0.35 million.

Lock-Up Agreements

We have agreed with the underwriters not to offer for sale, issue or sell, or register for offer or sale, any of our ADSs, ordinary shares or securities convertible into our ordinary shares or ADSs for a period of 90 days after the date of this prospectus, subject to certain exceptions. In addition, all of our directors and executive officers have entered into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons, for a period of 90 days from the closing date of this offering, without the prior written consent of the representative, agree not to (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any of our ADSs or ordinary shares or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares owned or acquired on or prior to the closing date of this offering (including any securities acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, except for certain exceptions and limitations; (3) file or caused to be filed any registration statement relating to the offering of any of our capital shares; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to such securities.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of Units and Pre-funded Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

The Nasdaq Capital Market Listing

Our ADSs and our listed warrants are listed on the Nasdaq Capital Market under the symbols “APOP” and “APOPW”. We do not intend to apply for listing of the Warrants and Pre-funded Warrants on any securities exchange or other nationally recognized trading system.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their option to purchase additional ADSs and/or Warrants to purchase ADSs and/or purchasing ADSs in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ADSs. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our ADSs on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Certain Relationships

The underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage, and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriter has undertaken that it will not, directly or indirectly, offer or sell any securities offered hereby or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of securities by it will be made on the same terms.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

LEGAL MATTERS

McDermott Will & Emery LLP, New York, New York, has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Doron Tikotzky Kantor Gutman & Amit Gross, Bnei Brak, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Cellect Biotechnology Ltd. and its subsidiaries as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this prospectus have been audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst &Young Global, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 b to the consolidated financial statements), included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares represented by ADSs to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. You may review and copy the registration statement, reports and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

In addition, since our ordinary shares were traded on the TASE, in the past we filed Hebrew language periodic and immediate reports with, and furnished information to, the TASE and the Israel Securities Authority, or the ISA, as required under Chapter Six of the Israel Securities Law, 1968. Copies of our filings with the ISA can be retrieved electronically through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il) and the TASE website (maya.tase.co.il).

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements, we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below:

(1)    our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 19, 2018;

(2)    our Form 6-K filed with the SEC on March 19, 2018, April 9, 2018, May 10, 2018, May 24, 2018, July 5, 2018, July 6, 2018, July 9, 2018, July 25, 2018, August 7, 2018, August 9, 2018, August 13, 2018, August 20, 2018, September 20, 2018, October 15, 2018, October 18, 2018, October 22, 2018, October 25, 2018, November 5, 2018, November 13, 2018, December 17, 2018 and January 24, 2019 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act);

(3)    the description of our ADSs contained in our Registration Statement on Form 8-A filed with the SEC on July 27, 2016, including any amendments and reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Cellect Biotechnology Ltd. 23 Hata’as Street Kfar Saba, Israel 44425 (972) (9) 974-1444 Attention: Investor Relations

You also may access the incorporated reports and other documents referenced above on our website at www.cellect.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Doron Tikotzky Kantor Gutman & Amit Gross, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•        the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•        the judgment is final and is not subject to any right of appeal;

•        the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts and the substance of the judgment is not contrary to public policy; and

•        the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

•        the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•        the judgment was obtained by fraud;

•        the possibility given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•        the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•        the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•        at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following table sets forth the costs and expenses, other than placement agent’s fees, payable by us in connection with the offer and sale of securities in this offering. All amounts listed below are estimates except the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Itemized expense	Amount
SEC registration fee	$5,644
FINRA filing fee	7,486
Printing and engraving expenses	1,500
Legal fees and expenses	165,000
Depositary fees	105,539
Accounting fees and expenses	20,000
Miscellaneous	50,000
Total	355,169

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. We may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Israeli Securities Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•        financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•        reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

•        reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•        a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•        a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and

•        a financial liability imposed on the office holder in favor of a third party.

Under our articles of association, we may insure an office holder against the aforementioned liabilities as well as the following liabilities:

•        a breach of duty of care to the company or to a third party;

•        any other action which is permitted by law to insure an office holder against;

•        expenses incurred and/or paid by the office holder in connection with an administrative enforcement procedure under any applicable law including the Efficiency of Enforcement Procedures and the Israeli Securities Law, which we refer to as an Administrative Enforcement Procedure, and including reasonable litigation expenses and attorney fees; and

•        a financial liability in favor or a victim of a felony pursuant to Section 52 of the Israeli Securities Law.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•        a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•        a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•        an act or omission committed with intent to derive illegal personal benefit; or

•        a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law and the Israeli Securities Law, including expenses incurred and/or paid by the office holder in connection with an Administrative Enforcement Procedure.

We have entered into indemnification agreements with our office holders to exculpate, indemnify and insure our office holders to the fullest extent permitted by our articles of association, the Companies Law and the Israeli Securities Law, including expenses incurred and/or paid by the office holder in connection with an Administrative Enforcement Procedure. The indemnification thereunder will be limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount which shall not exceed 25% of our net assets based on our most recently audited or reviewed financial statements prior to actual payment of the indemnification amount. Such maximum amount is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all unregistered securities of ours sold by us within the past three years (i.e., since January 23, 2019, up to the date of this registration statement) which were not registered under the Securities Act:

On February 18, 2016, the Company completed a private placement of 5,783,437 of our ordinary shares to 28 investors, in consideration for NIS 8.0 million of which the issuance of 287,769 shares is subject to approval by our shareholders. As part of the private placement, we granted 1,927,801 options (Series 2/16) exercisable for 1,927,801 ordinary shares, at an exercise price of NIS 2.1 ($0.54) per share of which the issuance of 95,923 options which was approved by our shareholders.

On March 31, 2016, we granted 600,000 options to purchase 600,000 of our ordinary shares to a consultant. The options are exercisable at NIS 2.1 per share.

On May 29, 2016, 4,000 warrants (Series 1) were exercised and as a result we issued 4,000 ordinary shares for a total exercise price of NIS 7,000 ($2,000).

On May 31, 2016, we granted options to purchase 70,000 of our ordinary shares to an employee pursuant to the terms of our Employee Stock Option Plan. The options are exercisable at NIS 1.68 per share and vest over a period of 36 month and expire on June 2026, or 90 days following employee termination.

On February 1, 2017, we entered into an agreement providing for the issuance of 15,000 ADSs to a consultant, payable in three tranches of 5,000 ADSs each.

On July 23, 2017, we issued 7,515 ADSs to a consultant.

On September 11, 2017, we sold to certain accredited investors providing for the issuance of an aggregate of 531,136 ADSs in a registered direct offering at $8.10 per ADS resulting in gross proceeds of approximately $4.3 million. In addition, we issued to the investors unregistered warrants to purchase 265,568 ADSs in a private placement. The investor warrants may be exercised for a one year from issuance and have an exercise price of $12.07 per ADS, subject to adjustment as set forth therein. The investor warrants may be exercised on a cashless basis if there is no effective registration statement registering the ADSs underlying the warrants. We paid approximately $140,000 in placement agent fees and expenses and issued unregistered placement agent warrants to purchase 7,492 ADS on the same general terms as the investor warrants except they have an exercise price of $10.125 per ADS.

On February 5, 2018, we sold to certain institutional investors providing for the issuance of an aggregate of 484,848 ADSs in a registered direct offering at $8.25 per ADS resulting in gross proceeds of approximately $4.0 million. In addition, we issued to the investors unregistered warrants to purchase 266,667 ADSs in a private placement. The investor warrants may be exercised at any time for a period of one (1) year following the earlier of (i) the effectiveness date of the registration statement of which this prospectus forms a part, and (ii) 6 months from the issuance date of those warrants. The investor warrants may be exercised for a one year from issuance and have an exercise price of $12.00 per ADS, subject to adjustment as set forth therein. The investor warrants may be exercised on a cashless basis if there is no effective registration statement registering the ADSs underlying the warrants. We paid approximately $323,000 in placement agent fees and expenses and issued unregistered placement agent warrants to purchase 24,242 ADS on the same general terms as the investor warrants except they have an exercise price of $10.31 per ADS.

On November 22, 2018, we entered into an agreement providing for the issuance of up to 9,000 ADSs to a consultant.

On December 2, 2018, we entered into an agreement providing for the issuance of up to 4,200 ADSs and one-year warrants, exercisable at $4.803 per ADS, to purchase up to 9,000 ADSs to a consultant.

Item 8. Exhibits and Financial Statement Schedules

(a)     Exhibits

See Exhibit Index.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, the registrant is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)    Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 9. Undertakings

(a)     The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement.

(2)    That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, State of Israel on this 24th day of January 2019.

CELLECT BIOTECHNOLOGY LTD.
By:	/s/ Shai Yarkoni
Dr. Shai Yarkoni Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Shai Yarkoni	Chief Executive Officer and Director	January 24, 2019
Dr. Shai Yarkoni	(principal executive officer)
/s/ Eyal Leibovitz	Chief Financial Officer	January 24, 2019
Eyal Leibovitz	(principal financial officer and principal accounting officer)
*	Chairman of the Board	January 24, 2019
Kasbian Nuriel Chirich
*	Director	January 24, 2019
Abraham Nahmias
*	Director	January 24, 2019
Dr. Ruth Ben Yakar
*	Director	January 24, 2019
Michael Berelowitz
*	Director	January 24, 2019
David Braun
*	Director	January 24, 2019
Ruhama Avraham
*	Director	January 24, 2019
Jonathan Burgin
/s/ Eyal Leibovitz
Eyal Leibovitz Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Cellect Biotechnology Ltd. has signed this registration statement in the city of Newark, the State of Delaware, January 24, 2019.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi Title: Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
3.1	Articles of Association of Cellect Biotechnology Ltd. (unofficial English translation from Hebrew original)(1)
3.2	Certificate of Name Change of Cellect Biotechnology Ltd. (unofficial English translation from Hebrew original)(3)
4.1	Form of Deposit Agreement dated as of July 28, 2016, by and among Cellect Biotechnology Ltd., The Bank of New York Mellon and the Owners and Holders of American Depositary Shares(4)
4.2	Specimen American Depositary Receipt (included in Exhibit 4.1).
4.3	Form of Warrant Agent Agreement dated as of August 3, 2016 between Cellect Biotechnology Ltd. and The Bank of New York Mellon, as warrant agent(4)
4.4	Form of Underwriters’ Warrant(4)
4.6	Form of Warrant Agent Agreement between Cellect Biotechnology Ltd. and Computershare Inc., as warrant agent, including the form of Warrant***
4.7	Form of Warrant Agent Agreement between Cellect Biotechnology Ltd. and Computershare Inc., as warrant agent, including the form of Pre-funded Warrant***
5.1	Opinion of Doron, Tikotzky, Kantor, Gutman & Amit Gross., Israeli counsel to the Registrant***
5.2	Opinion of McDermott Will & Emery LLP, U.S. counsel to Registrant***
10.1	Founders Agreement dated June 1, 2011 between Kasbian Nuriel Chirich, Dr. Shai Yarkoni, and Dr. Nadir Askenasy(1)
10.2	Chairman of the Board Agreement dated April 30, 2013 between Cellect Biotechnology Ltd. and Kasbian Nuriel Chirich (unofficial English translation from Hebrew original)(1)
10.3	Employment Agreement dated April 30, 2013 between Cellect Biotechnology Ltd. and Dr. Shai Yarkoni (unofficial English translation from Hebrew original)(1)
10.4	Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme(1)
10.5	Amendment to Dr. Shai Yarkoni Employment Agreement dated July 24, 2016 between Cellect Biotherapeutics Ltd. and Dr. Shai Yarkoni (unofficial English translation from Hebrew original)(3)
10.6	Amendment to Kasbian Nuriel Chirich Employment Agreement dated July 24, 2016 between Cellect Biotherapeutics Ltd. and Kasbian Nuriel Chirich (unofficial English translation from Hebrew original)(3)
10.7	Form of Underwriting Agreement between Cellect Biotechnology Ltd. and H.C. Wainwright & Co. LLC, as representative to the several underwriters named therein(2)
10.8	Form of Securities Purchase Agreement for the September 2017 Financing(5)
10.9	Form of Warrant for the September 2017 Financing(5)
10.10	Form of Placement Agent Warrant issued by Cellect Biotechnology Ltd. in the September 2017 Financing(6)
10.10	Form of Securities Purchase Agreement for the January 2018 Financing(7)
10.11	Form of Warrant for January 2018 Financing(7)
10.12	Form of Placement Agent Warrant issued by Cellect Biotechnology Ltd. in the January 2018 Financing(8)
21.1	Subsidiaries of Cellect Biotechnology Ltd.**
23.1	Consent of Kost Forer Gabbay & Kasierer*
23.2	Consent of Doron, Tikotzky, Kantor, Gutman & Amit Gross (included in Exhibit 5.1)***
23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)***
24.1	Power of Attorney (included in signature page)**

____________

*        Filed herewith

**      Previously filed

***    To be filed by amendment

(1)      Incorporated herein by reference to the Registration Statement on Form F-1 filed with the SEC on July 7, 2016.

(2)      Incorporated herein by reference to the Registration Statement on Form F-1 filed with the SEC on July 22, 2016.

(3)      Incorporated herein by reference to the Registration Statement on Form F-1 filed with the SEC on July 25, 2016.

(4)      Incorporated herein by reference to the Registration Statement on Form F-1 filed with the SEC on July 26, 2016.

(5)      Incorporated herein by reference to the Current Report on Form 6-K filed with the SEC on September 8, 2017.

(6)      Incorporated herein by reference to the Registration Statement on Form F-1 filed with the SEC on December 28, 2017.

(7)      Incorporated herein by reference to the Current Report on Form 6-K filed with the SEC on January 31, 2018.

(8)      Incorporated herein by reference to the Registration Statement on Form F-1/A filed with the SEC on February 6, 2018.